RON BENDER (SBN 143364)

MONICA Y. KIM (SBN 180139)

KRIKOR J. MESHEFEJIAN (SBN 255030)

LEVENE, NEALE, BENDER, YOO & BRILL L.L.P.

10250 Constellation Boulevard, Suite 1700

Los Angeles, California 90067

Telephone: (310) 229-1234; Facsimile: (310) 229-1244

Email: rb@lnbyb.com; myk@lnbyb.com; kjm@lnbyb.com

Attorneys for Chapter 11 Debtors and Debtors in Possession

SAMUEL R. MAIZEL (SBN 189301)

TANIA M. MOYRON (SBN 235736)

DENTONS US LLP

601 South Figueroa Street, Suite 2500

Los Angeles, California 90017-5704

Telephone: (213) 623-9300; Facsimile: (213) 623-9924

Email: samuel.maizel@dentons.com; tania.moyron@dentons.com

Attorneys for Official Committee of Equity Security Holders

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

SAN FERNANDO VALLEY DIVISION

In re:

ICPW Liquidation Corporation, a California corporation[1],

Debtor and Debtor in Possession.

____________________________________

In re:

ICPW Liquidation Corporation, a Nevada corporation[2],

Debtor and Debtor in Possession.

____________________________________

[X] Affects both Debtors

[_] Affects ICPW Liquidation Corporation, a California corporation only

[_] Affects ICPW Liquidation Corporation, a Nevada corporation only

Lead Case No.: 1:17-bk-12408-MB

Jointly administered with:

1:17-bk-12409-MB

Chapter 11 Cases

DEBTORS’ AND OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS’ JOINT PLAN OF LIQUIDATION DATED JANUARY 12, 2018

Plan Confirmation Hearing:

Date: February 12, 2018

Time: 1:30 p.m.

Place: Courtroom “303”

21041 Burbank Blvd.

Woodland Hills, CA

TABLE OF CONTENTS

I. INTRODUCTION	2
A. Disclaimer	3
B. Purpose of this Plan	4
C. Deadlines for Objecting to this Plan; Date of Plan Confirmation Hearing.	5
1. Time and Place of the Plan Confirmation Hearing.	5
2. Deadline for Objecting to the Confirmation of this Plan.	5
D. Identity of Persons to Contact for More Information Regarding this Plan.	5
II. BACKGROUND	6
A. Description and History of the Debtors’ Business and the Debtors’ Sale Process which Led to the Filing of the Debtors’ Chapter 11 Cases.	6
B. Events Leading To The Filing Of The Debtors’ Chapter 11 Bankruptcies And The Debtors’ Chapter 11 Goals.	8
C. The Asset Sale Process.	10
D. The Radians APA.	10
E. The Final DIP and Cash Collateral Order.	11
F. The Auction and the Sale Closing.	12
G. Significant Events Which Have Occurred During the Bankruptcy Cases.	15
1. Formation of the Official Committee of Unsecured Creditors (the “OCUC”).	15
2. Formation of the Official Committee of Equity Security Holders (the “OCEH”).	16
3. Operational Issues.	16
4. Administrative Matters.	18
5. Employment of Professionals.	18
6. Executory Contracts and Unexpired Leases.	19
7. The OCEH’s Objection to the Radians’ Claims and Lawsuit Against Radians.	19

III. CLAIMS SUMMARY	20
A. Secured Claims.	20
B. Administrative Claims.	20
C. Pre-Petition Priority Wage Claims.	21
D. Pre-Petition Priority Tax Claims.	21
E. General Unsecured Claims.	22
IV. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS	25
A. What Creditors and Shareholders Will Receive Under this Plan.	25
B. Unclassified Claims.	25
1. Administrative Expenses.	25
2. Priority Tax Claims.	28
C. Classified Claims and Interests.	28
1. Classes of Secured Claims.	28
2. Class of Priority Unsecured Claims.	29
3. Class of General Unsecured Claims – Class 1.	29
4. Class of Shareholders – Class 2.	30
V. MEANS OF EFFECTUATING THIS PLAN AND IMPLEMENTATION OF THIS PLAN	34
A. Funding for this Plan.	44
B. Effective Date Resignation of the Management and Board of Directors of the Debtors.	34
C. Dissolution of the OCUC.	35
D. Dissolution of the OCEH.	35
E. Dissolution of the Debtors.	35
F. Creation of the Trust.	35
G. Appointment of Disbursing Agent.	36
H. Exemption from Transfer Taxes.	38
I. Executory Contracts and Unexpired Leases.	38
J. Changes in Rates Subject to Regulatory Commission Approval.	38
K. Administrative Claims Bar Date.	39
L. Assignment of all Causes of Action, Including Avoidance Actions, to the Trust.	39

M. Objections to Claims.	40

VI. THE TRUST	42
A. Transfer of Property to the Trust.	42
B. The Trust Agreement.	43
C. Funding of the Trust.	43
D. Management of the Liquidating Debtor by the Trustee and Primary Functions of the Trust.	43
E. Operations of the Trust.	44
F. Limitation of Liability of the Trustee and the Trust Board.	46
G. Compensation for the Trustee and the Trust Board Members after the Effective Date.	46
H. Employment of Professionals By the Trustee and Payment of Professional Fees and Expenses By the Trustee Incurred after the Effective Date.	46
VII. PAYMENTS AND DISTRIBUTIONS IN GENERAL	47
A. Distribution Procedures & Reserve Provisions.	47
B. Delivery of Payments.	47
C. Rounding.	47
D. Unclaimed Property.	47
VIII. TAX CONSEQUENCES OF THIS PLAN	48
IX. CONFIRMATION REQUIREMENTS AND PROCEDURES	49
A. Who May Vote to Accept/Reject this Plan.	49
B. What Is an Allowed Claim/Interest.	49
C. What Is an Impaired Claim/Interest.	50
D. Who Is Not Entitled to Vote.	50
E. Treatment of Non-Accepting Classes.	50
F. Request for Confirmation Without Any Voting on this Plan.	51
G. Liquidation Analysis.	51
H. Feasibility.	53
X. RISK FACTORS REGARDING THIS PLAN	53

XI. EFFECT OF CONFIRMATION OF THIS PLAN	53
A. Retention of Jurisdiction.	53
B. Discharge.	54
C. Binding Effect of Plan.	55
D. Revesting of Property Free and Clear.	55
E. Exculpations and Releases.	55
F. Injunctions.	56
H. Modification of this Plan.	56
I. Post-Confirmation Status Reports.	57
J. Post-Confirmation Conversion/Dismissal.	57
K. Final Decrees.	57

XII. MISCELLANEOUS	57
A. Severability of Plan Provisions.	57
B. Governing Law and Headings.	58
C. Language Interpretation.	58
D. Exhibits.	58
E. Notices.	58
F. Computation of Time Periods.	59
G. Defects, Omissions and Amendments.	59
H. Filing of Additional Documents.	59
I. Successors and Assigns.	59
J. Implementation.	59
K. Certain Actions.	60
L. Waiver of Ten (10) Day Stay.	60

I.       INTRODUCTION

ICPW Liquidation Corporation, a California corporation, formerly known as Ironclad Performance Wear Corporation, a California corporation (“ICPW California”), and ICPW Liquidation Corporation, a Nevada corporation, formerly known as Ironclad Performance Wear Corporation, a Nevada corporation (“ICPW Nevada” and collectively with ICPW California, the “Debtors”) are the Debtors in pending chapter 11 bankruptcy cases. The Debtors filed voluntary petitions under chapter 11 of 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”) on September 8, 2017 (the “Petition Date”).

Chapter 11 allows the Debtors, and, under some circumstances, creditors and other parties in interest, to propose a plan of liquidation. This document is the Joint Plan of Liquidation Dated January 12, 2018 (“Plan”) that is being jointly proposed by the Debtors and the Official Committee of Equity Security Holders (the “OCEH”). The Debtors and the OCEH are collectively referred to herein as the “Plan Proponents”.

The effective date of this Plan (the “Effective Date”) will be the first business day which is at least fifteen days following the date of entry of the Court order confirming this Plan (the “Plan Confirmation Order”) and the satisfaction or waiver by the Debtors and the OCEH of all of the following conditions to the effectiveness of this Plan: (a) there shall not be any stay in effect with respect to the Plan Confirmation Order; (b) the Plan Confirmation Order shall not be subject to any appeal or rehearing; and (c) this Plan and all documents, instruments and agreements to be executed in connection with this Plan shall have been executed and delivered by all parties to such documents, instruments and agreements. Following the Effective Date, the Debtors will be referred to herein as the “Liquidating Debtor.” If the Court confirms this Plan at the currently scheduled hearing of February 12, 2018 (the “Plan Confirmation Hearing”), the Plan Proponents estimate that the Effective Date will occur on or around February 28, 2018.

The Plan Proponents believe that this Plan represents the optimal outcome for these chapter 11 bankruptcy cases (the “Cases”). The Plan Proponents believe that the confirmation of this Plan provides the best vehicle for maximizing the distribution to the Shareholders (defined below); getting a significant distribution made to the Shareholders on the earliest date possible under the circumstances; and getting the Debtors’ remaining creditors (holding not yet allowed claims) paid in full with post-petition interest in the fastest and most efficient manner possible. Any pre-petition claims that become allowed prior to Plan confirmation (the “Allowed Claims”) in these bankruptcy estates (the “Estates”) that are not paid prior to Plan confirmation will be paid in full on the Effective Date, together with post-petition interest. Any claims that become Allowed Claims after the Effective Date will be paid in full together with post-petition interest. Pursuant to § 1124(1) of the Bankruptcy Code, all classes of claims therefore are deemed not to be impaired under this Plan and are not required to vote on this Plan. As holders of unimpaired claims are conclusively presumed to have accepted this Plan, solicitation of acceptances to this Plan from such claim holders is not required, pursuant to § 1126(f) of the Bankruptcy Code.

2

After appropriate reserves have been made for all allowed administrative expenses to be paid in full, along with any remaining disputed claims and expected post-confirmation litigation and other expenses (as further explained below), the balance of the funds in the Estates will be distributed to the record shareholders of ICPW Nevada (the “Shareholders”) in the manner described below. The Plan Proponents currently estimate the initial distribution to Shareholders as of the Record Date will be $9,659,669.00 or approximately 11.28 cents per share.

A liquidating trust (the “Trust”) is being established under this Plan. On the Effective Date, the Debtors and the trustee of the Trust (the “Trustee”) will enter into a grantor trust agreement (the “Trust Agreement”) for the benefit of the Shareholders. The Trustee will, among other things, investigate and, if appropriate, pursue all claims and causes of action that belong to the Estates and are assigned to the Trust for the benefit of the Shareholders. The Plan Proponents believe that Shareholders are not impaired under this Plan. Therefore, Shareholders are not required to vote on this Plan because they are conclusively presumed to have accepted this Plan, and solicitation of acceptances to this Plan from the Shareholders is not required, pursuant to § 1126(f) of the Bankruptcy Code. Further information about the Trust, the Trustee and the projected distribution to Shareholders is provided below.

A.                Disclaimer.

THE INFORMATION CONTAINED IN THIS PLAN IS INCLUDED HEREIN FOR PURPOSES OF DESCRIBING TREATMENT UNDER THIS PLAN. THE INFORMATION CONTAINED HEREIN MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DESCRIBE TREATMENT UNDER AND TERMS OF THIS PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS REGARDING THIS PLAN, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PLAN.

ALL CREDITORS, SHAREHOLDERS AND PARTIES IN INTEREST ARE ADVISED AND ENCOURAGED TO READ THIS PLAN IN ITS ENTIRETY. PLAN SUMMARIES AND STATEMENTS MADE IN THIS PLAN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THIS PLAN AND THE EXHIBITS ANNEXED TO THIS PLAN. THE STATEMENTS CONTAINED IN THIS PLAN ARE MADE ONLY AS OF THE DATE HEREOF AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN SHALL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF. ANY ESTIMATES OF CLAIMS AND INTERESTS SET FORTH IN THIS PLAN MAY VARY FROM THE AMOUNTS OF CLAIMS AND INTERESTS ULTIMATELY ALLOWED BY THE COURT.

3

THE FINANCIAL DATA RELIED UPON IN FORMULATING THIS PLAN IS BASED ON THE DEBTORS’ BOOKS AND RECORDS WHICH, UNLESS OTHERWISE INDICATED, ARE UNAUDITED. THE INFORMATION AND STATEMENTS CONTAINED IN THIS PLAN, INCLUDING, WITHOUT LIMITATION, INFORMATION ABOUT THE DEBTORS, THEIR FORMER BUSINESS AND THEIR BANKRUPTCY ESTATES AND ASSETS, HAVE BEEN PROVIDED SOLELY BY THE DEBTORS, AND SUCH INFORMATION HAS NOT BEEN INDEPENDENTLY VERIFIED OR AUDITED BY ANY OTHER PARTY.

B.                 Purpose of this Plan.

This Plan summarizes what is in this Plan and tells you certain information relating to this Plan and the process the Court follows in determining whether or not to confirm this Plan.

READ THIS PLAN CAREFULLY IF YOU WANT TO KNOW ABOUT:

(1)	WHAT THE TREATMENT OF YOUR CLAIM IS (i.e., what your claim will receive if this Plan is confirmed) AND HOW THIS TREATMENT COMPARES TO WHAT YOUR CLAIM WOULD RECEIVE IN A CHAPTER 7 LIQUIDATION OF THE DEBTORS;
(2)	THE HISTORY OF THE DEBTORS AND SIGNIFICANT EVENTS DURING THEIR BANKRUPTCY CASES;
(3)	THINGS THE COURT WILL LOOK AT TO DECIDE WHETHER OR NOT TO CONFIRM THIS PLAN;
(4)	THE EFFECT OF PLAN CONFIRMATION; AND
(5)	WHETHER THIS PLAN IS FEASIBLE.

This Plan cannot tell you everything about your rights. You should consider consulting your own lawyer to obtain more specific advice on how this Plan will affect you and what is the best course of action for you.

Be sure to read this Plan and the Trust (for Shareholders) in their entirety. If there are any inconsistencies between this Plan and the Trust, the Trust provisions will govern.

4

C.                Deadlines for Objecting to this Plan; Date of Plan Confirmation Hearing.

THE COURT HAS NOT YET CONFIRMED THIS PLAN. IN OTHER WORDS, THE TERMS OF THIS PLAN ARE NOT YET BINDING ON ANYONE. HOWEVER, IF THE COURT LATER CONFIRMS THIS PLAN, THEN THIS PLAN WILL BE BINDING ON ALL CREDITORS AND SHAREHOLDERS IN THE CASES.

1.                  Time and Place of the Plan Confirmation Hearing.

The Plan Confirmation Hearing will take place on February 12, 2018, at 1:30 p.m., before the Honorable Martin R. Barash, United States Bankruptcy Judge for the Central District of California, San Fernando Valley Division, in Courtroom 303, located at 21041 Burbank Blvd., Woodland Hills, California.

2.                  Deadline for Objecting to the Confirmation of this Plan.

Objections to the confirmation of this Plan must, by February 5, 2018, be filed with the Court and served by same day service upon counsel to the Debtors – Ron Bender, Esq. and Krikor Meshefejian, Esq., Levene, Neale, Bender, Yoo & Brill L.L.P., 10250 Constellation Blvd., Suite 1700, Los Angeles, California 90067, fax: (310) 229-1244, email: rb@lnbyb.com; kjm@lnbyb.com, and upon counsel to the OCEH – Sam R. Maizel, Esq. and Tania M. Moyron, Esq., Dentons US LLP, 601 South Figueroa Street, Suite 2500, Los Angeles, California 90017-5704, fax (213) 623-9924, email: samuel.maizel@dentons.com; tania.moyron@dentons.com.

D.                Identity of Persons to Contact for More Information Regarding this Plan.

Any interested party desiring further information about this Plan should contact either counsel to the Debtors – Ron Bender, Esq. or Krikor Meshefejian, Esq., Levene, Neale, Bender, Yoo & Brill L.L.P., 10250 Constellation Blvd., Suite 1700, Los Angeles, California 90067, fax: (310) 229-1244, email: rb@lnbyb.com; kjm@lnbyb.com, or counsel to the OCEH – Samuel R. Maizel, Esq. or Tania M. Moyron, Esq., Dentons US LLP, 601 South Figueroa Street, Suite 2500, Los Angeles, California 90017-5704, fax (213) 623-9924, email: samuel.maizel@dentons.com; tania.moyron@dentons.com.

5

II.                BACKGROUND

A.                Description and History of the Debtors’ Business and the Debtors’ Sale Process which Led to the Filing of the Debtors’ Chapter 11 Cases.

On the Petition Date of September 8, 2017, the Debtors each filed a Voluntary Petition under chapter 11 of the Bankruptcy Code. Since the Petition Date, the Debtors have operated their business and managed their affairs as debtors in possession pursuant to §§ 1107 and 1108 of the Bankruptcy Code. With the Court’s approval, the Debtors’ two chapter 11 Cases are being jointly administered. Other than owning all of the shares in the California entity, the Nevada entity had no business. All operations of the Debtors effectively functioned through the California entity.

Until the recently consummated sale of substantially all of their assets (discussed in detail below), the Debtors were a leading, technology-focused developer and manufacturer of high-performance task-specific gloves and apparel for the “industrial athlete” in a variety of end markets, including construction, manufacturing, oil and gas (“O&G”), automotive, the sporting goods, military, police, fire, and first-responder. The Debtors’ business was headquartered in Farmers Branch, Texas. ICPW Nevada is publicly-traded with its common stock quoted on the OTC Markets under the symbol “ICPW”. As of December 29, 2017, ICPW Nevada had 85,646,354 shares of common stock, par value $0.001 per share, issued and outstanding. As of August 30, 2017, the Debtors had approximately 41 full time employees, with 9 of these employees working overseas. The Debtors effectively terminated all of their employees upon the closing of the Debtors’ recent sale of its business and nearly all of the Debtors’ former employees were hired by the buyer. From the Petition Date through the closing of the sale of the Debtors’ business, there were five members of the Debtors’ board of directors (the “Board”) (consisting of Ben Padnos, David Jacobs, Emmett Murphy, Robert Steckler and Mike DiGregorio). Following the closing of the sale of the Debtors’ business, three of those members voluntarily resigned from the Board leaving only Ben Padnos and Mike DiGregorio as currently serving Board members. L. Geoffrey Greulich (the Debtors’ Chief Executive Officer) and Matthew Pliskin (the Debtors’ Chief Financial Officer) have served as the Debtors’ senior management during the entire duration of the Cases. See discussion of management changes at 43 and 54, infra.

6

The Ironclad business was founded in 1998 by Ed Jaeger. Mr. Jaeger was inspired to build gloves that offered protection and performance without sacrificing one for the other. From the beginning, the Debtors built gloves using materials that offered excellent fit to make them an extension of the hand and to make jobs easier for the “industrial athlete”. By 2006, the Debtors offered 35 different task-specific glove types for people wearing gloves as part of their daily jobs.

In 2008, the Debtors launched the KONG (King of Oil ‘N’ Gas) line to address the high number of hand injuries in the O&G field. By 2010, the KONG line was comprised of 46 different gloves. Additionally, the Debtors expanded their presence in the retail and non-professional markets with the launch of the EXO brand in June 2015. EXO offered lower cost gloves for automotive, DIY, and outdoor sporting applications. The Debtors offered 30 different EXO glove types.

The Debtors’ task-specific technical glove products were specially designed for individual user groups. The Debtors offered over 160 distinct types of gloves for a variety of markets, including industrial, construction, DIY, carpentry, machining, package handling, plumbing, welding, roofing, O&G, mechanics, hunting, and gardening. Products came in a multitude of colors and catered to the specific demands and requirements of the users based on ease of motion, grip, water and chemical resistance, visibility, and protection from abrasions, cuts, flames, impacts, temperature, and vibration. Since inception, the Debtors employed an internal research and development (“R&D”) department responsible for identifying and creating new products and applications, and improving and enhancing existing products. The Debtors continually evaluated new base materials for gloves, and grip was another key area of focus for R&D. The Debtors often partnered with industry-leading organizations to develop new products. The Debtors had 13 U.S. patents issued and 11 foreign patents, as well as five pending U.S. patent applications and several pending foreign patent applications. The Debtors also used trademarks to strengthen and protect their recognizable brand names. The Debtors owned 52 registered U.S. trademarks, 39 registered international trademarks, and 13 and 43 trademarks pending in the U.S. and internationally, respectively.

The Debtors sold their product through approximately 10,000 outlets for professional tradesmen as well as “Big Box”, hardware, auto parts, and sporting goods retailers. The sales force was organized by 3 business segments: Industrial, Retail, and International. Glove products were manufactured by multiple suppliers operating in China, Bangladesh, Cambodia, Vietnam and Indonesia.

7

B.                 Events Leading To The Filing Of The Debtors’ Chapter 11 Bankruptcies And The Debtors’ Chapter 11 Goals.

Despite the development and success of the Debtors’ products over the years, the Debtors’ revenue and cash flow from operations became insufficient beginning in mid-2013 to support their business operations as well as their continued growth. There were many reasons for this including heavy competition, loss of a major international distributor, incomplete and/or ineffective expansion and distribution of all of their product lines and development of new customers, and higher than anticipated administrative production, manufacturing and warehousing costs. In addition, it was discovered in early-2017 that under then management, the Debtors had failed to provide materially complete and accurate financial statements as required under their loan documents to their primary secured lender for the fiscal years ended December 31, 2015 and 2016, and for the fiscal quarters ended March 31, June 30, September 30, 2016 and March 31, 2017. These same financial irregularities were also publicly filed and disclosed through the Company’s SEC and other public filings. The Plan Proponents understand that an investigation of the foregoing may now be underway by federal authorities. As a result of this discovery, the Debtors’ then chief executive officer and other officers voluntarily resigned, and L. Geoffrey Greulich was employed as the Debtors’ new chief executive officer effective July 6, 2017. Prior to assuming this position, Mr. Greulich had no prior connection or relationship with the Debtors as an insider, equity holder or otherwise. As a Senior Advisor, Operations at Corridor Capital, LLC, where he leads operations through portfolio engagement as well as conducting due diligence, Mr. Greulich was highly qualified to serve as the Debtors’ new chief executive officer, and, as indicated below, did and is continuing to do an extraordinary job for the Debtors during their Cases.

The Debtors filed the Cases to consummate a sale of substantially all of their assets (excluding cash, causes of action and other assets) for the most money possible. Just prior to their chapter 11 bankruptcy filings, the Debtors entered into an asset purchase agreement (the “Radians APA”) with the Debtors’ then pre-petition secured creditor, Radians Wareham Holdings, Inc. (“Radians”), for a cash purchase price of $20 million or $15 million, subject to an overbid process. Radians’ agreement to pay a cash purchase price of either $20 million or $15 million was dependent upon whether the Debtors would be able to obtain the consent of a key customer to extending the term of their contract with the Debtors. The Debtors were able to obtain that consent prior to the auction, which resulted in the Radians’ purchase price being $20 million. Radians had acquired the Debtors’ secured bank debt several months before the Petition Date. The Plan Proponents believe that Radians did this with the goal of acquiring the Debtors’ business – either consensually or through a hostile manner.

8

The Debtors’ business was actively marketed for sale for a number of months prior to the Debtors’ bankruptcy filings by the Debtors’ financial advisor/investment banker – Craig Hallum Capital Group LLC (“C-H”). Prospective buyers were provided with the opportunity to purchase assets or equity. While a number of prospective buyers expressed pre-petition interest in possibly purchasing the Debtors’ assets or stock, the Debtors ran out of time to continue with their pre-bankruptcy marketing process because (i) the Debtors were out of funds, (ii) the Debtors could not continue to operate without both access to their own cash receipts as well as receipt of additional financing, and (iii) Radians (which as described above was also the Debtors’ secured creditor having purchased the Debtors’ pre-bankruptcy secured bank debt) had exercised its secured creditor rights and was sweeping all of the Debtors’ cash on a daily basis and was no longer willing to continue to forbear or advance additional needed financing to the Debtors absent a global resolution with the Debtors which was accomplished with the Radians APA and the DIP financing agreement the Debtors entered into with Radians (discussed more below).

The purchase offer provided to the Debtors by Radians was determined by the Board to be the best offer the Debtors had received by the Petition Date, and Radians was ready to proceed with its purchase and lend the Debtors sufficient funds to enable the Debtors to operate their business through a bankruptcy auction to take place in late October, 2017, with a sale closing to occur shortly thereafter. Consistent with the Bankruptcy Code, Radians permitted the Debtors to proceed with a robust post-bankruptcy marketing and overbid process (and corresponding auction – defined below as the “Auction”) to insure that the highest and best price was paid for the Debtors’ assets. Given the breadth of the Debtors’ pre-bankruptcy marketing process and the fact that C-H, the Debtors’ pre-bankruptcy investment banker/financial advisor (who was already very familiar with the various likely prospective overbidders) would be serving as the Debtors’ post-bankruptcy investment banker/financial advisor and leading the overbid sale process, and the fact that the likely overbidders were already deep into the due diligence process, the Debtors were confident that providing prospective overbidders with approximately six weeks to decide whether to participate in the Auction was a sufficient amount of time for the Debtors to achieve the highest and best price for their assets. Also, and very importantly, if not for the recent closing of the Debtors’ sale of their assets, the Debtors’ believe that their liquidity needs would have expanded significantly during the last two months of the year, consistent with the Company’s normal business cycle. If the Debtors had continued to operate their business through the end of the year or significantly beyond October 31, 2017, the Debtors’ borrowing needs likely would have increased significantly. Even if the Debtors were able to obtain the necessary post-petition financing (which was not at all clear), any such additional borrowing (and the costs of such additional borrowing) would have reduced the ultimate recovery for the Debtors’ Shareholders on a dollar-for-dollar basis. It was for these reasons that it was very important that the Debtors were able to implement their proposed sale timeline.

9

C.                The Asset Sale Process.

At a continued hearing held on September 25, 2017, the Court granted the Debtors’ bid procedures motion by order entered on September 28, 2017 as Docket Number 71 (the “Bidding Procedures Order”). The Bidding Procedures Order was approved by the Debtors, Radians, the Official Committee of Unsecured Creditors (the “OCUC”) and the OCEH. Both the OCUC and the OCEH hired counsel and a financial advisor (although both the Debtors and the OCEH opposed the employment of a financial advisor to the OCUC since creditors were being paid in full). The Bidding Procedures Order explained to prospective overbidders how a prospective overbidder became qualified to participate in the Auction and how the Auction would proceed in the event that there was one or more qualified overbidders. In addition, C-H had established an extensive data room for prospective overbidders to obtain diligence information, and the Debtors’ senior management had made themselves available to meet with prospective overbidders and provide management presentations. To assist in the overbid process, the Debtors’ counsel prepared an asset purchase agreement template for prospective overbidders to use if they wanted, and delivered that template to C-H to distribute to prospective overbidders.

D.                The Radians APA.

The Radians APA was the result of extensive pre-bankruptcy negotiations and documentation between the Debtors and Radians. Under the Radians APA, Radians had agreed to purchase the vast majority of the Debtors’ assets for the cash purchase price of $20 million or $15 million, depending upon whether the Debtors would be able to obtain the consent of a key customer to extending the term of their contract with the Debtors. As indicated above, the Debtors were able to obtain that consent prior to the auction, which resulted in the Radians’ purchase price being $20 million. Radians provided the Debtors with a $1 million deposit which was held in a trust account by the Debtors’ bankruptcy counsel, Levene, Neale, Bender, Yoo & Brill L.L.P. (“LNBYB”). At the time of the Debtors’ bankruptcy filings, Radians’ outstanding secured debt was in the amount of approximately $3.5 million. The Debtors borrowed a total of $1.1 million post-petition from Radians in accordance with the terms of the Final DIP Order (defined below). Radians agreed to make a severance payment to each of the Debtors’ employees who were not offered employment by Radians, other than the Debtors’ officers and any employee subject to an employee retention agreement, at comparable terms to their then employment with the Debtors, with each such severance payment to be consistent with the most generous current severance policy of Radians for similarly situated employees. Radians was provided with the right to designate which of the Debtors’ executory contracts and unexpired leases that it wished to assume with the payment of all related cure amounts to be the responsibility of Radians.

10

E.                 The Final DIP and Cash Collateral Order.

On October 6, 2017, as docket number 87, the Court entered the Final Order: (I) Authorizing The Debtors To (A) Obtain Postpetition Financing Pursuant To 11 U.S.C. §§ 105, 361, 362 And 364, And (B) Utilize Cash Collateral Pursuant To 11 U.S.C. §§ 361, 362, 363 And 364; (II) Granting Adequate Protection Pursuant To 11 U.S.C. §§ 361, 362, 363 And 364; And (III) Granting Related Relief (the “Final DIP Order”). The Debtors had obtained interim use of cash collateral and DIP financing on an emergency basis pending entry of the Final DIP Order pursuant to an order entered on September 13, 2017 as docket number 31, and then further interim use pursuant to a second order entered on September 27, 2017 as docket number 70. The Final DIP Order as well as the preceding interim cash collateral/dip financing orders were critical to the Debtors’ ability to continue to operate their business post-bankruptcy and to have the necessary funding to do so. An important component to the Final DIP Order negotiated between the OCUC and the OCEH, on the one hand, and Radians, on the other hand, is the “Challenge Rights of Official Committee of Unsecured Creditors and the Official Committee of Equity Security Holders” (the “Challenge Rights”). Per the terms of the Final DIP Order, the parties agreed that on or before the date that is sixty days from the date of entry of the Final DIP Order (i.e., December 5, 2017 – the “Lookback Period”), the OCUC and the OCEH have standing individually and on behalf of the Estates to object to, challenge, or seek to avoid the amount, validity, or enforceability of Radians’ pre-bankruptcy secured debt (or any portion thereof) or any of the liens and security interests created under the Radians’ pre-bankruptcy secured debt and to bring any other claim that they have against Radians, individually or on behalf of the Estates (separately and collectively, a “Challenge”). If no such action, objection or other Challenge is commenced by either the OCUC or the OCEH within the Lookback Period, then the Radians’ pre-bankruptcy secured debt will be deemed and adjudicated finally and indefeasibly as valid and enforceable, the liens and security interests created under the Radians’ pre-bankruptcy secured debt will be deemed and adjudicated finally and indefeasibly as valid, enforceable and perfected liens and security interests in that collateral, and any affirmative claim(s) or cause(s) of action of any kind against Radians with respect to the Radians’ pre-bankruptcy secured debt, or otherwise, and the liens and security interests securing the Radians’ pre-bankruptcy secured debt, or any payment received by Radians will be forever barred. As provided in the Final DIP Order, the Debtors have waived and released, and shall be forever barred from asserting, any right to object to, challenge or seek to avoid, the amount, validity, or enforceability of the Radians’ pre-bankruptcy secured debt or the liens and security interests in the collateral securing the Radians’ pre-bankruptcy secured debt. Except as otherwise may have been determined by the Court in the proceedings referenced above, and subject to further order of the Court, in the event any payment made to, or other amount or value received by Radians from or for the account of any of the Debtors is avoided, rescinded, set aside or must otherwise be returned or repaid by Radians, whether in the Cases or any other proceedings, the indebtedness repaid shall be allowed as a claim in accordance with existing law. Any of Radians’ claims, liens, rights, and remedies under the Radians loan documents which survive such action shall be reinstated and fully preserved. As explained below, in accordance with the Sale Order, the full amount of the Radians’ secured debt plus the $500,000 breakup fee owing to Radians under the Radians APA has already been paid in full. Since it is now clear that all Allowed Claims will be paid in full, it is only the Shareholders that would be affected by any recovery obtained from Radians. As a result, the OCEH has not waived its Challenge Rights and is handling the investigation. See discussion of Challenge at p.26, infra.

11

F.                 The Auction and the Sale Closing.

Pursuant to the Bidding Procedures Order, the Auction was scheduled to be held before the Court on October 30, 2017, at 10:00 a.m. Approximately 20 prospective overbidders signed NDA’s and accessed the data room. Many of them spent extensive time in the data room and with C-H and the Debtors’ management team. The Debtors’ management team provided multiple management presentations to prospective overbidders. Prior to the Auction, the Debtors filed a declaration of Steve Rickman of C-H, who is the Managing Director of Investment Banking Mergers and Acquisitions at C-H and who served as the lead professional at C-H providing services on this engagement, in which Mr. Rickman declared that he believed that serious prospective overbidders were well informed as to the overbid opportunity and the impending Auction process, and that he was not aware of any serious prospective overbidder who did not comply with the requirements to be eligible to participate in the Auction because they did not have access to sufficient information or required additional time.

In order to become qualified to participate in the Auction, prospective overbidders were required to do each of the following three things: (1) deliver a $1 million deposit to a segregated trust account maintained by LNBYB which would be non-refundable if the prospective overbidder was the winning bidder at the Auction; (2) deliver a redlined version of the Radians APA showing the prospective overbidder’s proposed changes to the Radians APA; and (3) be determined to be financially qualified by C-H to fund the transaction without any further financing or due diligence contingency. Two prospective overbidders satisfied all three requirements, consisting of Brighton-Best International, Inc. (“BBI”) and Protective Industrial Products, Inc. (“PIP”). This sale process was an extremely fluid process as there were a number of constantly moving parts.

As a result, between Radians (as the stalking horse bidder) and BBI and PIP (as prospective overbidders), there were three qualified bidders at the Auction. The Auction was an extraordinary success. Through great efforts by Mr. Greulich and LNBYB, the Debtors were able to satisfy the condition referenced in the side letter filed under seal which required Radians to commence the Auction with an opening bid of $20 million instead of $15 million. Thus, before any overbid was even submitted, the sale price had already increased by $5 million. After very robust bidding by BBI and PIP (Radians never submitted any overbid beyond its initial $20 million opening bid), BBI was determined to be the winning bidder at the Auction with a purchase price of $25,250,000, and PIP consented to be a backup bidder with a backup purchase price of $25,000,000. The final form of the sale order and the final form of the APA with BBI were heavily negotiated and agreed to by the Debtors, BBI, the OCUC and the OCEH, and the Court entered the final form of the sale order on November 3, 2017, as docket number 177 (the “Sale Order”), after conducting two follow-up hearings on the Sale Order on November 1, 2017, and then again on November 3, 2017.

12

The sale to BBI closed on November 14, 2017 (the “Sale Closing”). In connection with the Sale Closing, after taking into account various deposits and pro rations, BBI wire transferred a Sale Closing payment of $25,328,919, which is in addition to the $1,000,000 deposit that BBI had provided to the Debtors in advance of the Auction (the “BBI Deposit”) and is inclusive of the $820,000 “Supplemental Payment” which, pursuant to the Sale Order, is to be maintained by LNBYB (the “Escrow Agent”) at First Republic Bank in a segregated trust account separate from the balance of the sale proceeds pending further order of the Court. In connection with the Sale Closing, a payment in the amount of $180,000 was made to Grainger to compensate Grainger for what all of the parties agreed was the minimum amount owing to Grainger. The $820,000 Supplemental Payment from BBI is to provide a source of funding of any further payment that may be owing to Grainger as a result of the Debtors’ rejection of their two supplier agreements with the Grainger entities (Grainger Global Sourcing a division of Grainger International, Inc. (“GGS”) and W.W. Grainger, Inc. (“Grainger”)). BBI had the opportunity to take an assignment of the Debtors’ supplier agreements with GGS and Grainger, but BBI decided that it did not want to do so, and the Sale Order provides for the Debtors’ supplier agreements with GGS and Grainger to be rejected upon further order of the Court (with the Debtors and BBI to work together in an effort to minimize any rejection damage claim in favor of GGS and Grainger). In the event that GGS and Grainger end up with allowed rejection damage claims in excess of the $180,000 that was paid to the Grainger entities in connection with the Sale Closing but not more than $1 million, the excess will be paid to the Grainger entities out of the $820,000 Supplemental Payment with any remaining balance to be returned to BBI. In the event that GGS and Grainger end up with allowed rejection damage claims in excess of $1 million (which the Debtors do not believe will be the case), the entire $820,000 Supplemental Payment will be paid to the Grainger entities, and the Debtors will be liable for any amount owing to the Grainger entities in excess of $1 million. The Debtors have filed a motion with the Court to reject the Debtors’ supplier agreements with GGS and Grainger. Following the entry of an order of the Court granting the Debtors’ rejection motion, GGS and Grainger will then have thirty days to file any rejection damage claim they contend they have against the Debtors, with the Debtors, the OCEH and BBI all having the standing to file any response to any rejection damage claim asserted by GGS and/or Grainger.

After adding in the BBI Deposit and deducting the Supplemental Payment, a total of $25,511,469 of sale proceeds was deposited into the segregated trust account (the “Trust Account”) maintained by the Escrow Agent.

In accordance with the Sale Order, all of the following “Designated Cure Amounts” were paid by the Escrow Agent out of the Trust Account concurrently with the Sale Closing:

13

Nantong Changbang Gloves Co. - $1,228,307.56

Woneel Midas Leathers - $785,358.50

Mercindo Global Manufaktur - $444,674.64

Marusan – Mimasu Tshusho Co. Ltd. - $382,811.28

Grainger - $180,000.00

Advantage Media Services - $178,522.75

PT JJ Gloves Indo - $162,917.76

PT Sport Glove Indonesia - $144,238.66

Windspeed Sports Shanghai Co., Ltd. - $152,830.45[3]

Ka Hung Glove Industrial Co. Ltd. - $38,934.90

Synetra - $37,972.33

AML United Limited - $28,330.56

1920 Hutton Court - $13,257.09

PT Seok HWA Indonesia - $13,174.86

Design Gallery (Pvt.) Ltd. - $12,801.60

Desun Garments, Ltd. - $7,691.75

Konica Minolta - $1,152.31

Pitney Bowes - $452.99

Also in accordance with the Sale Order, the Escrow Agent paid out of the Trust Account to Radians the full amount of Radians’ outstanding debt plus a breakup fee of $500,000 and an early termination fee of $120,000, which amounted to a total payment of $5,343,988.19.

After taking into account all of the foregoing (and excluding the Supplemental Payment), the final initial remaining balance in the Trust Account following the Sale Closing was $16,354,050.82. The professional fees and expenses that were allowed by the Court pursuant to the order entered on December 13, 2017 as Docket Number 337 were paid out of the Trust Account, reducing the balance in the Trust Account of $14,776,072.73.

14

In accordance with an order of the Court entered on December 14, 2017, as Docket Number 345 pursuant to which the Court granted the Debtors’ motion for authority to pay the Debtors’ undisputed pre-petition claims pursuant to an established protocol, the Debtors and the OCEH jointly filed a notice with the Court indicating their intent to pay all remaining undisputed claims with post-petition interest through the date of payment, and their intent to pay post-petition interest to all of the creditors who were paid the Designated Cure Amounts in connection with the Sale Closing as itemized immediately above.[4] All of these payments, which totaled approximately $318,995.20, were paid out of the Trust Account on or about December 22, 2017. The Debtors and the OCEH also reached settlement agreements with a number of disputed claims which have since been paid with the consent of the formerly disputed creditors in accordance with the Court approved protocol. After payment of all of the foregoing creditors, the current balance in the Trust Account as of January 12, 2018 is approximately $13,829,001 (the “Remaining Estate Funds”). The Remaining Estate Funds will continue to be maintained in the Trust Account by LNBYB, as Escrow Agent, pending further order of the Court. All of the Remaining Estate Funds are unencumbered.

G.                Significant Events Which Have Occurred During the Bankruptcy Cases.

The following is a list of many of the significant events which have occurred during the Cases beyond that set forth above:

1.       Formation of the Official Committee of Unsecured Creditors (the “OCUC”).

The United States Trustee (the “UST”) formed the OCUC at the very outset of the Cases to represent the interests of general unsecured creditors. The OCUC was composed of the following three members: Resources Global Professionals, Winspeed Sports (Shanghai) Co., Ltd. and PT Sports Glove Indonesia. As indicated above, both Windspeed Sports Shanghai Co., Ltd. and PT Sport Glove Indonesia were paid in full (without post-petition interest) in connection with the Sale Closing, leaving Resources Global Professionals as the sole remaining member of the OCUC. The Debtors subsequently paid post-petition interest to both Windspeed Sports Shanghai Co., Ltd. and PT Sport Glove Indonesia, and the Debtors paid the full claim of Resources Global Professionals with post-petition interest. All three members of the OCUC have therefore been paid in full with post-petition interest. The Debtors have therefore requested the UST to disband the OCUC. The OCUC employed Brown Rudnick LLP as its counsel, and the OCUC employed Province, Inc. as its financial advisor.

15

2.       Formation of the Official Committee of Equity Security Holders (the “OCEH”).

Also at the very outset of the Cases, the UST formed the OCEH to represent the interests of the equity holders of ICPW Nevada (i.e., the “Shareholders”). The OCEH is composed of the following three members: Scott Jarus, Ron Chez and Patrick O'Brien. The OCEH employed Dentons US LLP as its general and bankruptcy counsel, and the OCEH employed Michael D. Schwarzmann as its financial advisor. The OCEH subsequently employed Solomon & Cramer LLP as its special litigation counsel.

3.       Operational Issues.

i.       Use of Cash Collateral and Post-Petition Borrowing.

In order for the Debtors to continue to operate their business and manage the Estates through the Auction process and Sale Closing, the Debtors had to be able to use their cash and post-petition operating revenue, and the Debtors had to be able to borrow a sufficient amount of additional money to fund their projected post-petition cash flow shortfalls. As explained above, Radians was the Debtors’ secured creditor at the time of the Debtors’ bankruptcy filings. Concurrently with entering into the Radians APA with the Debtors’ just prior to the Debtors’ bankruptcy filings, Radians entered into a cash collateral/dip financing agreement with the Debtors pursuant to which Radians consented to the Debtors’ use of cash collateral, and Radians agreed to lend the Debtors up to $1.5 million of post-petition financing. The Debtors ultimately borrowed only $1.1 million post-petition from Radians. The entire Radians secured debt was paid in full in connection with the Sale Closing.

ii.       Emergency Motion to Jointly Administer the Debtors’ chapter 11 Cases.

At the commencement of the Cases, the Debtors filed emergency motions for authority to jointly administer the Cases. On September 12, 2017, the Court granted the Debtors’ emergency joint administration motions pursuant to docket number 7 in the Nevada case and docket number 25 in the California case.

iii.       Emergency Motion to Pay the Debtors’ Pre-Petition Priority Wages and Related Employee Expenses.

At the commencement of the Cases, the Debtors filed an emergency motion for authority to pay the Debtors’ pre-petition priority wages and related benefits in the ordinary course of business to avoid the disruption to the Debtors’ business from failing to do so. The Court granted the Debtors’ emergency wage motion pursuant to an ordered entered on September 13, 2017 as docket number 29.

16

iv.       Emergency Motion to Provide Adequate Assurance of Payment to the Debtor’s Utilities.

At the commencement of the Cases, the Debtors filed an emergency motion for an order authorizing the Debtors to provide adequate assurance of future payment to certain utility companies pursuant to § 366(c) of the Bankruptcy Code. The Court granted the Debtors’ emergency utilities motion pursuant to an ordered entered on September 13, 2017 as docket number 30.

v.       Emergency Motion to Maintain Cash Management Systems.

At the commencement of the Cases, the Debtors filed an emergency motion for authority to maintain their cash management systems, which was imperative to avoid significant disruption to the Debtors’ business operations. The Court granted the Debtors’ emergency cash management systems motion pursuant to an ordered entered on September 14, 2017 as docket number 36.

vi.       Pre-Petition Claims Bar Date & Other Bar Dates.

The Court established, among other things, a claims bar date of October 20, 2017, as the last day for creditors to file pre-petition claims against the Debtors, pursuant to an ordered entered on September 14, 2017, as docket number 37 (the “Bar Date Order”). The Bar Date Order further provides that for claims of “governmental units,” as that term is defined in 11 U.S.C. § 101(27), proofs of claim are timely filed: (a) before 180 days after the date of the order for relief in the Cases, or (b) October 20, 2017, whichever is later.

vii.       Motion to Honor Pre-Petition and Post-Petition Employee Bonus Incentive Agreements.

Both prior to the commencement of the Cases and following the commencement of the Cases, the Debtors negotiated various performance based bonus programs and targets with their key employees because their performance with the business and cooperation with the sale process were going to be crucial towards the successful consummation of the sale of the business to BBI and effectuate a smooth transaction of the business to BBI. Pursuant to an order entered on November 17, 2017, as docket number 224, the Court authorized the Debtors to pay a total of $457,500 of employee bonuses on account of pre-bankruptcy employee bonus agreements, and the Court authorized the Debtors to pay a total of $52,500 of employee bonuses on account of post-bankruptcy employee bonus agreements for a total amount of employee bonuses of $510,000, all of which were paid in connection with the Sale Closing.

17

viii.       Debtors’ Name Change Following the Sale Closing.

As part of the Debtors’ sale agreement with BBI, the Debtors were required to effectuate a name change following the Sale Closing. Pursuant to an order entered on November 15, 2017, as docket number 218, the Court authorized the Debtors to effectuate a change of their corporate name to ICPW Liquidation Corporation without further action by the Board or Shareholders.

4.       Administrative Matters.

The Debtors were required to address the various administrative matters attendant to the commencement of the Cases, which required an extensive amount of work by the Debtors’ employees and management and their bankruptcy counsel, LNBYB. These matters included the preparation of the Debtors’ Schedules of Assets and Liabilities and Statement of Financial Affairs and the UST compliance package. The Debtors have subsequently filed a number of amendments to their bankruptcy schedules. The Debtors have made every effort to comply with their duties under 11 U.S.C. §§ 521, 1106 and 1107 and all applicable UST guidelines, including the filing of the Debtors’ monthly operating reports. The Debtors attended their initial interview with the UST and the meeting of creditors required under 11 U.S.C. § 341(a).

5.       Employment of Professionals.

A total of nine professionals have been employed in the Cases. The Debtors have employed four professionals: LNBYB as their bankruptcy counsel; Stubbs Alderton & Markiles, LLP as their special corporate and securities, special trademark, and special litigation counsel; Craig Hallum Capital Group LLC as their financial advisor; and BPE&H An Accountancy Corporation as the Debtors’ certified public accountant to, among other things, (i) analyze the 2015 federal and state tax returns and determine whether they need to be amended, (ii) prepare and file the Debtors’ 2016 federal and state tax returns, (iii) prepare an estimate of whether any taxes are owing in 2017 resulting from the Debtors’ asset sale to BBI and, if so, how much.[5] The OCEH has employed three professionals: Dentons US LLP as its bankruptcy counsel; Michael D. Schwarzmann as its financial advisor; and Solomon & Cramer LLP as special litigation counsel to handle certain litigation matters for the OCEH prior to the Effective Date. The Trustee is expected to employ Dentons US LLP as its general counsel and Solomon & Cramer LLP and to handle certain litigation for the Trust after the Effective Date. The OCUC has employed two professionals: Brown Rudnick LLP as its bankruptcy counsel and Province, Inc. as its financial advisor.

18

The Debtors requested the law firm of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) to provide certain post-petition legal services to the Debtors and/or the independent board of directors of the Debtors which served as Skadden’s pre-petition client. As of the date of this Plan, the Debtors have not yet filed an application to employ Skadden with the Court. In late December, 2017, the Debtors, the OCEH and Skadden entered into an agreement pursuant to which Skadden was paid the full amount of its pre-petition claim in the amount of $342,141.79, and the parties all agreed that Skadden shall have an allowed post-petition administrative claim against the Debtors’ estates in the fixed amount of $107,858.21 related to post-petition legal fees incurred by Skadden on behalf of the Debtors, which, subject to the approval of the Court, shall be paid in full, and the parties all agreed to work in good faith to determine the optimal manner in which to obtain a Court order authorizing the Debtors to pay this fixed amount of $107,858.21 to Skadden.

6.       Executory Contracts and Unexpired Leases.

In connection with the Sale Closing, BBI had the right to designate which executory contracts and which unexpired leases that BBI desired to take an assignment of, and all of those designated executory contracts and unexpired leases were deemed assumed by the Debtors and assigned to BBI effective as of the Sale Closing. Pursuant to the Sale Order, all of the Debtors’ executory contracts and unexpired leases that were not assumed and assigned to BBI were deemed rejected as of the Sale Closing, with the exception of the two supplier agreements with GGS and Grainger whose rejection can happen only following the entry of an order of the Court approving such rejection. As indicated above, the Debtors have filed a motion to reject the two supplier agreements with GGS and Grainger. [See p. 18-19, supra].

7.       The OCEH’s Objection to the Radians’ Claims and Lawsuit Against Radians.

On December 5, 2017, the OCEH completed its Challenge analysis and timely filed an objection to Radians’ claim and a lawsuit against Radians for (1) Duress, (2) Breach of the Covenant of Good Faith and Fair Dealing, (3) Unjust Enrichment, and (4) avoidance and recovery of property transfer (the “Radians Claim Objection and Lawsuit”).

19

III. CLAIMS SUMMARY

A.                Secured Claims.

As a result of the fact that Radians was paid in full in connection with the Sale Closing, there is no remaining secured debt in the Cases.

B.                 Administrative Claims.

Separate and apart from the Remaining Estate Funds, as of the date of this Plan (i.e., January 12, 2018), the Debtors have approximately $470,000 remaining in their debtor-in-possession accounts which the Debtors use to pay their operating expenses and costs of administering the Estates. In connection with the sale to BBI, the Debtors retained all of their cash, and the Debtors’ used that cash to pay their non-professional fee administrative claims, consisting primarily of trade debt to vendors who extended post-bankruptcy trade debt to the Debtors. As of the date of this Plan, the Debtors are not aware of any outstanding non-professional fee administrative expenses as the Debtors believe they have already paid all such non-professional fee administrative expenses in full other than continuing quarterly fees owing to the UST and any accrued but unpaid income tax claims resulting from the Debtors’ sale to BBI. The Debtors therefore currently believe that the only administrative claims left to be paid in the Cases will be the final outstanding allowed fees and expenses of the professionals employed in the Cases which will be paid out of the Remaining Estate Funds, their operating expenses and costs of administering the Estates, continuing quarterly fees owing to the UST and any tax claims resulting from the Debtors’ sale to BBI. The Debtors project that if the Effective Date of this Plan is February 28, 2018, the Debtors will have approximately $350,000 left in their debtor-in-possession accounts which the Debtors will turn over to the Trust on the Effective Date.

20

Based upon a preliminary analysis, the Debtors’ accountant (BPE&H) estimates that the Debtors will owe approximately $130,000 in federal income taxes and approximately $60,000 in state income taxes (divided evenly between California and Texas) resulting from the Debtors’ asset sale to BBI.

The Court must approve all professional fees and expenses before they may be paid. For all professional fees and expenses, except fees owing to the Clerk of the Bankruptcy Court and fees owing to the UST, the professional in question must file and serve a properly noticed final fee application, and the Court must rule on the final fee application. Only the amount of fees and expenses allowed by the Court will be paid under this Plan. The Court hearing on the final applications filed by the professionals employed in the Cases will be after the Effective Date, since the final fees and expenses being requested by the professionals will include fees and expenses incurred through the Effective Date. As detailed below, this Plan provides a total estimated amount of final fees and expenses of all of the professionals employed in the Cases of between $1,219,558 and $1,419,558.

C.                Pre-Petition Priority Wage Claims.

The Debtors believe that they have paid all of their outstanding scheduled pre-petition priority wage claims and post-petition wage claims and that none of the Debtors’ former employees are entitled to be paid any further money. Jeffrey Cordes and William Aisenberg (“Cordes and Aisenberg”), two former employees of the Debtors, each filed a priority wage claim in the amount of $12,850. As explained below, the Debtors and the OCEH have entered into the Cordes/Aisenberg Assignment Stipulation (defined below) pursuant to which the Debtors assigned to the OCEH all rights and standing of the Estates against Cordes and Aisenberg. As further explained below, the OCEH currently intends to file (i) an objection to the claims filed by Cordes and Aisenberg against the Estates, and (ii) an action against Cordes and Aisenberg seeking damages for pre-petition harm arising from their conduct.

D.                Pre-Petition Priority Tax Claims.

The Debtors’ scheduled owing the following priority tax claims: $600 to the California Board of Equalization and $2,294 to the California Comptroller of Public Accounts. The Internal Revenue Service filed Claim no. 2 in the Nevada case asserting a priority tax claim in the amount of $2,000, and the Internal Revenue Service filed Claim no. 3 in the California case asserting a secured claim in the amount of $30,725.49. Once the Debtors complete their tax returns, the Debtors will either pay these filed priority tax claims or whatever taxes the Debtors actually owe and, if appropriate, will file objections to any tax claims the Debtors dispute. One of the primary purposes for the Debtors’ employment of an accounting firm at this time was to provide a preliminary estimate of whether the Debtors owe any pre-petition taxes. The Debtors’ accountant (BPE&H) preliminarily estimates that the Debtors will owe approximately $5,000 of pre-petition taxes to the State of Texas.

21

E.                 General Unsecured Claims.

As of the date of this Plan (i.e., January 12, 2018), the only outstanding general unsecured claims not yet allowed consist of that portion of the seven claims the Debtors have filed objections to that the Debtors dispute (since the Debtors have already paid that portion of those claims the Debtors do not dispute together with post-petition interest on those portions of the claims), and a small number of claims the OCEH will be handling - – (collectively, the “Disputed Class 1 Claims”). Attached hereto as Exhibit “1” is a detailed master claims chart (the “Claims Chart”), which shows all known claims in the Cases and their current status. The Claims Chart contains seventeen columns, as follows:

·	the far column to the left lists the name of the respective creditor;

·	the next column to the right indicates whether the creditor’s claim was filed or scheduled as a claim against ICPW California, ICPW Nevada or both Debtors;

·	the next four columns to the right pertain to proofs of claim filed by the creditors, including the claim number, the amount of the claim asserted, and the priority of the asserted claim (i.e., secured, priority or general unsecured);

·	the next four columns to the right pertain to the claims that were scheduled by the Debtors, including the amount of the scheduled claim, the priority of the scheduled claim (i.e., secured, priority or general unsecured), and whether the Debtors believe the claim to be contingent, unliquidated or disputed;

·	the next column to the right indicates the allowed amount of each claim not including any post-petition interest;

·	the next column to the right indicates the amount of post-petition payments made by the Debtors to the holders of allowed claims, inclusive of post-petition interest paid to the claimants;

·	the next column to the right indicates the amount that each outstanding claim (or portion thereof) would be allowed at only if the claim is allowed in the amount scheduled by the Debtors (meaning that the Debtors are successful with all of their pending objections to claims and all other claims the Debtors will object to – i.e., the “best case scenario” for the Estates and the Shareholders);

·	the next column to the right indicates the amount that each outstanding claim (or portion thereof) would be allowed at if the claim is allowed in the amount scheduled or asserted (meaning that no objection is ever filed to the claim or an objection is filed but the claimant prevails – i.e., the “worst case scenario” for the Estates and the Shareholders);

·	the next column to the right indicates the remaining claims in the Cases (excluding post-petition interest) after taking into account all of the claims and post-petition interest that was paid by the Debtors on December 22, 2017 and with the assumption that the Debtors prevail on all of their seven pending claim objections;

22

·	the next column to the right indicates the total amount of the Disputed Class 1 Claims at the amounts asserted by the holders of the Disputed Class 1 Claims with post-petition interest through the projected Plan Effective Date of February 28, 2018, with the assumption that the Debtors prevail on all of their seven pending claim objections, which, indicated, totals $375,614.95; and

·	the far column to the right indicates the total amount of the Disputed Class 1 Claims at the amounts asserted by the holders of the Disputed Class 1 Claims with post-petition interest through December 31, 2018, which totals $379,773.89. The OCEH (or the Trustee of the Trust following the Effective Date) intends to file objections to all Disputed Class 1 Claims unless the OCEH is able to negotiate mutually acceptable resolutions with the holders of Disputed Class 1 Claims, and the OCEH believes that the final amount of the Disputed Class 1 Claims which are ultimately allowed by the Court if the claims are adjudicated or if they are settled will be less than the amounts set forth in the Claims Chart.

Unless the Trustee chooses to have someone other than the Escrow Agent serve as the disbursing agent for Disputed Class 1 Claims, after the Escrow Agent pays the final allowed fees and expenses of the professionals employed in the Cases and before the Escrow Agent delivers to the Trustee the balance of the Remaining Estate Funds, the Escrow Agent will retain in the Trust Account a sum of money equal to the total amount of the Disputed Class 1 Claims with post-petition interest through December 31, 2018, which, as indicated above, totals $379,773.89 (the “Residual Estate Funds”). The Escrow Agent will pay any Disputed Class 1 Claim, together with post-petition interest at the rate of 1.23% per annum (which was the applicable interest on the Petition Date according to the bankruptcy court website: (http://www.cacb.uscourts.gov/post-judgment-interest-rates) (the “Applicable Interest Rate”), only after an order of the Court is entered (whether such order is the result of a settlement reached between the holder of the Disputed Class 1 Claim and the OCEH or the Trustee or following a contested claim objection hearing) that turns the Disputed Class 1 Claim into an allowed class 1 claim and such order becomes a final order of the Court not subject to any pending appeal (“Allowed Class 1 Claim”). Each time a Disputed Class 1 Claim becomes an Allowed Class 1 Claim and the Escrow Agent pays the Allowed Class 1 Claim, together with post-petition interest at the Applicable Interest Rate, out of the Residual Estate Funds, the Escrow Agent will deliver to the Trustee the difference between the amount of the Disputed Class 1 Claim and the amount of the Allowed Class 1 Claim that is paid, together with post-petition interest at the Applicable Interest Rate. For example, if a particular class 1 claimant filed a class 1 claim in the amount of $75,000 that the OCEH or the Trustee disputed, and the holder of the Disputed Class 1 Claim ultimately ends up with an Allowed Class 1 Claim in the amount of $25,000 (whether as a result of a settlement reached between the class 1 claimant and the OCEH or the Trustee or following a contested claim objection hearing), the Escrow Agent will pay out of the Residual Estate Funds to the class 1 claimant on account of the class 1 claimant’s Allowed Class 1 Claim the sum of $25,000 plus post-petition interest at the Applicable Interest Rate computed through the date of payment, and the Escrow Agent will deliver the balance of the Residual Estate Funds to the Trustee, which would be in the amount of $50,000 less the amount of post-petition interest paid to the holder of the Allowed Class 1 Claim.

23

On November 21, 2017, as docket number 241, the Debtors (with the full support of the OCEH) filed a motion with the Court in which the Debtors requested the Court to exercise its broad judicial powers under § 105(a) of the Bankruptcy Code to permit the Debtors (with the support of the OCEH) to implement the “Claims Allowance Protocol” described below (the “Claims Protocol Motion”). On December 14, 2017, as docket number 345, the Court granted the Claim Protocol Motion. Below is a summary of how pre-petition claims that the Debtors and the OCEH agree should be paid as Allowed Claims can be paid in accordance with the Claim Protocol Motion.

CLAIMS ALLOWANCE PROTOCOL

·	If the Debtors and the OCEH agree with the amount and priority of a scheduled or filed claim without any modification, the Debtors and the OCEH will file a joint notice with the Court signed by counsel to both the Debtors and the OCEH advising the Court of the same. Each such notice will identify the name of the creditor, the claim number if it pertains to a proof of claim filed by the creditor, and the amount and priority of the claim that will be deemed allowed. Once that notice has been filed with the Court, the claim will be deemed permanently allowed in that amount and with that priority, and the Escrow Agent will be deemed authorized to pay the allowed claim out of the Remaining Estate Funds.
·	If the Debtors and the OCEH are able to reach an agreement with a particular creditor on the amount of a claim which is less than the amount or of a different priority than the scheduled or filed claim, the Debtors and the OCEH will file a joint stipulation signed by the Debtors, the OCEH and the creditor advising the Court of the same. Each such stipulation will identify the name of the creditor, the claim number if it pertains to a proof of claim filed by the creditor, and the amount and priority of the claim that will be deemed allowed. Once that stipulation has been filed with the Court, the claim will be deemed permanently allowed in that amount and with that priority without the need for any Court order, and the Escrow Agent will be deemed authorized to pay the allowed claim out of the Remaining Estate Funds.

24

IV.             CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	What Creditors and Shareholders Will Receive Under this Plan.

As required by the Bankruptcy Code, this Plan classifies claims and interests in various classes according to their right to priority. This Plan states whether each class of claims or interests is impaired or unimpaired. This Plan sets out the treatment each class will receive.

B.                 Unclassified Claims.

Certain types of claims are not placed into voting classes; instead they are unclassified. They are not considered impaired and they do not vote on this Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Plan Proponents have not placed the following claims in a class.

1.                  Administrative Expenses.

Administrative expenses are claims for costs or expenses of administering the Cases which are allowed under Bankruptcy Code § 507(a)(2). The Bankruptcy Code requires that all administrative claims be paid in full on the Effective Date unless a particular claimant agrees to a different treatment.

The following chart lists all of the Debtors’ § 507(a)(2) known administrative claims and their treatment under this Plan.[6]

25

Name	Amount Owed	Treatment
Clerk's Office Fees	$0	Paid in full on the Effective Date out of the Remaining Estate Funds
Office of the U.S. Trustee Fees	$0	Paid in full on the Effective Date out of the Remaining Estate Funds
Levene, Neale, Bender, Yoo & Brill L.L.P. (“LNBYB”), bankruptcy counsel to the Debtors	$250,000-$300,000 (est.), which would be in addition to the post-petition fees and expenses paid to LNBYB by the Debtors	Paid in full out of the Remaining Estate Funds within five days following the date of entry of an order of the Court allowing such fees and expenses
Stubbs Alderton & Markiles, LLP (“SAM”), special corporate and securities, special trademark, and special litigation counsel for the Debtors	$100,000 (est.), which would be in addition to the post-petition fees and expenses paid to SAM by the Debtors	Paid in full out of the Remaining Estate Funds within five days following the date of entry of an order of the Court allowing such fees and expenses
Dentons US LLP (“Dentons”), counsel to the OCEH	$550,000-$700,000 (est.), which would be in addition to the post-petition fees and expenses paid to Dentons by the Debtors	Paid in full out of the Remaining Estate Funds within five days following the date of entry of an order of the Court allowing such fees and expenses
Michael D. Schwarzmann (“MDS”), financial advisor to the OCEH	$10,000 (est.), which would be in addition to the post-petition fees and expenses paid to MDS by the Debtors	Paid in full out of the Remaining Estate Funds within five days following the date of entry of an order of the Court allowing such fees and expenses
Brown Rudnick LLP (“BR”), counsel to the OCUC	$50,000 (est.), which would be in addition to the post-petition fees and expenses paid to BR by the Debtors	Paid in full out of the Remaining Estate Funds within five days following the date of entry of an order of the Court allowing such fees and expenses
BPE&H An Accountancy Corporation as the Debtors’ certified public accountant	$18,700 (est.), which would be in addition to the $10,000 post-petition retainer paid to BPE&H by the Debtors as authorized by the Court.	Paid in full out of the Remaining Estate Funds upon completion of the various tasks BRE&H has been employed to perform with no further Court order required
Solomon & Cramer LLP, special litigation counsel to the OCEH	$133,000 (est.)	Paid in full out of the Remaining Estate Funds within five days following the date of entry of an order of the Court allowing such fees and expenses
Skadden Skadden, Arps, Slate, Meagher & Flom LLP	$107,858.21 as a fixed allowed administrative claims pursuant to an agreement reached between Skadden, the Debtors and the OCEH for post-petition services provided by Skadden	Paid in full out of the Remaining Esate Funds within five days following the date of entry of an order of the Court allowing this fixed administrative claim
TOTAL	$1,219,558.21-$1,419,558.21est.	Paid in the manner described above

26

Court Approval of Professional Fees and Expenses Required and Source of Funding Payment:

The Court must approve all professional fees and expenses listed in the chart above before they may be paid. For all professional fees and expenses except fees owing to the Clerk of the Bankruptcy Court and fees owing to the UST, the professional in question must file and serve a properly noticed final fee application, and the Court must rule on the final fee application. Only the amount of fees and expenses allowed by the Court will be paid under this Plan. The amounts set forth above simply represent the Plan Proponents’ best estimate as to the amounts of the outstanding fees and expenses projected to be owed to the remaining professionals employed by the Debtors, the UCUC and the OCEH (with input from the various professionals). The actual amounts of the outstanding fees and expenses to be owed to the remaining professionals employed by the Debtors, the UCUC and the OCEH may be higher or lower than the figures set forth above. The actual amount of the fees and expenses to be owed to the remaining professionals employed by the Debtors, the UCUC and the OCEH depends upon, among other things, the fees incurred related to whether the Debtors and/or the OCEH engage in any substantial litigation regarding the confirmation of this Plan, the Radians Claim Objection and Lawsuit, objecting to claims or any other matter. To the extent the Debtors and/or the OCEH engage in any such substantial litigation, the professionals involved are likely to incur professional fees and expenses in excess (and possibly substantially in excess) of the estimated figures set forth above. By the Plan Proponents including these estimated figures in the above chart, creditors and Shareholders are not acknowledging the validity of, or consenting to the amount of, any of these administrative claims, and creditors and Shareholders are not waiving any of their rights to object to the allowance of any of these administrative claims. Similarly, professionals who have been employed in the Cases are not being deemed to have agreed that the figures set forth above represent any ceiling on the amount of fees and expenses that they have incurred or are entitled to seek to be paid pursuant to Court order as such fees and expenses are just estimates provided by the Plan Proponents (with input from the various professionals) at the time of the preparation of this Plan.

27

2.                  Priority Tax Claims.

Priority tax claims include certain unsecured income, employment and other taxes described by § 507(a)(8) of the Bankruptcy Code. Section 1129(a)(9)(C) of the Bankruptcy Code requires that each holder of such a § 507(a)(8) priority tax claim receive regular installment payments of a total value, as of the Effective Date, equal to the allowed amount of such allowed tax claims, over a period ending not later than five years after the Petition Date. The limited number of potential priority tax claims are identified above and are included in the Claims Chart. The Debtors are continuing with their review of the scheduled and filed priority tax claims. The Debtors or the Trustee will file objections to any filed tax claims which the Debtors or the Trustee believe are not valid. The Debtors are not agreeing to the allowance of any such filed tax claims, and the Debtors reserves all rights to file and prosecute objections to any such filed tax claims. The Debtors will pay all allowed priority tax claims in full out of the Remaining Estate Funds on the Effective Date unless there is a dispute with any such priority tax claim. If there is a dispute, the Escrow Agent will pay any such disputed priority tax claim out of the “Residual Estate Funds” (defined below) within ten days following the date of entry of an order of the Court allowing such disputed priority tax claim, inclusive of interest accrued following the Effective Date at the statutory rate.

C.                Classified Claims and Interests.

1.                  Classes of Secured Claims.

As described above, as result of the fact that Radians was paid in full in connection with the Sale Closing, there is no remaining secured debt in the Cases.

28

2.                  Class of Priority Unsecured Claims.

Certain priority claims that are referred to in Bankruptcy Code §§ 507(a)(3), (4), (5), (6), and (7) are required to be placed in classes. These types of claims are entitled to priority treatment as follows: the Bankruptcy Code requires that each holder of such a claim receive cash on the Effective Date equal to the allowed amount of such claim. However, a class of unsecured priority claim holders may vote to accept deferred cash payments of a value, as of the Effective Date, equal to the allowed amount of such claim. The limited number of potential non-tax priority claims are identified above and are included in the Claims Chart. The Debtors are continuing with their review of the scheduled and filed non-tax priority claims. The Debtors or the Trustee will file objections to any filed non-tax priority claims which the Debtors or the Trustee believe are not valid. The Debtors are not agreeing to the allowance of any such filed non-tax priority claims, and the Debtors reserve all rights to file and prosecute objections to any such filed non-tax priority claims. The Escrow Agent will pay all allowed non-tax priority claims in full out of the Remaining Estate Funds on the Effective Date unless there is a dispute with any such non-tax priority claim. If there is a dispute, the Escrow Agent will pay any such disputed non-tax priority claim out of the Residual Estate Funds within ten days following the date of entry of an order of the Court allowing such disputed non-tax priority claim.

3.                  Class of General Unsecured Claims – Class 1.

Class 1 is designated in this Plan as unimpaired.

General unsecured claims are pre-petition unsecured claims which are not entitled to priority under Bankruptcy Code §507(a). The treatment of any remaining pre-petition unsecured claims is explained above.[ See Section III.E. General Unsecured Claims and Claims Allowance Protocol at pp. 28-32, supra.]

Since these are solvent Estates, the Plan Proponents agree that pursuant to the Ninth Circuit case of In re Cardelucci, 285 F.3d 1231 (9th Cir. 2002) and other prevailing law, all general unsecured creditors existing as of the Petition Date that ultimately became, or which ultimately become, Allowed Class 1 Claims, are entitled to be paid post-petition interest from the Petition Date through the date that they were paid or will be paid the full principal amount of their Allowed Class 1 Claim, with the rate of post-petition interest that they are entitled to be paid to be calculated at the federal interest rate for judgments as of the Petition Date as explained above. All non-disputed general unsecured claims have already been paid by the Debtors with post-petition interest in accordance with prior orders of the Court and the Court order granting the Claim Protocol Motion.

29

Class 1 claims are not impaired by this Plan and therefore do not vote on this Plan because they are conclusively presumed to have accepted this Plan, and solicitation of acceptances to this Plan from class 1 claim holders is not required, pursuant to § 1126(f) of the Bankruptcy Code.

4.                  Class of Shareholders – Class 2.

Class 2 is designated in this Plan as unimpaired.

Class 2 consists of the Shareholders, who are the equity holders of ICPW Nevada as of the Record Date. After all allowed post-bankruptcy claims have been paid in full, including the final fees and expenses of all professionals employed in the Cases, and a reserve maintained of the Residual Estate Funds to be used to pay the Disputed Class 1 Claims that become Allowed Class 1 Claims, the balance of the funds in the Estates will be transferred to the Trust and ultimately distributed to the record Shareholders of ICPW Nevada.

On the Effective Date, a trust (the “Trust”) will be created pursuant to this Plan and the Trust Agreement solely for the benefit of the Shareholders. The Effective Date of this Plan shall also be the effective date of the Trust. It is currently anticipated that the members of the OCEH (Scott Jarus, Ron Chez and Patrick O’Brien) will serve as the initial members of the Trust Board and one additional person to be later named also will serve as an initial member of the Trust Board (the “Trust Board Members”). The Trustee of the Trust will be proposed by the OCEH and is subject to approval by the Court at or prior to the Plan Confirmation Hearing. The Trustee’s identity and background will be identified in a filing with the Court by the OCEH prior to the Plan Confirmation Hearing. A copy of the Trust Agreement is attached as Exhibit “2” to this Plan. The following is just a summary of the Trust, the Trust Agreement and the treatment of Shareholders under this Plan. Shareholders should read the Trust Agreement and this Plan if they want to understand more details.

30

The record date for distributions to Shareholders proposed as part of this Plan will be the later of (i) the date on which the Plan confirmation hearing is held (which is expected to be on February 12, 2018 – the “Plan Confirmation Hearing”), (ii) the date on which the Court enters an order confirming the Plan, and (iii) such other date not less than two days after FINRA has agreed to halt trading in shares of ICPW Nevada (the “Record Date”). It is the intention of the Debtors, with the full support of OECH, to advise FINRA of the proposed Record Date not less than ten (10) days in advance of such date. The period of time between the Plan Confirmation Hearing but prior to the Effective Date is hereafter referred to as the “Gap Period”.

Under this Plan, all of the outstanding shares of common stock of ICPW Nevada (the “Common Stock”) existing on the Effective Date will be cancelled, and the Record Holders who owned shares of Common Stock on the Record Date will become holders of non-transferable beneficial interests in the Trust in exchange for those shares. The Debtors or the Trustee will seek to terminate the reporting obligations of ICPW Nevada in compliance with federal and state securities laws.

Pursuant to this Plan, the Board of Directors of ICPW Nevada, acting in its capacity as the administrator of ICPW Nevada’s 2006 Stock Incentive Plan, as amended (the “SIP”), will exercise its authority under the SIP, in connection with the Sale Closing and ICPW’s liquidation and dissolution pursuant to this Plan, to cancel on the date that is two business days prior to the Record Date (the “Option Cancellation Date”) outstanding options to purchase Common Stock issued under the SIP without payment of any consideration, and to notify (at least 10 days prior to the Option Cancellation Date) each holder of such outstanding options of such holder’s right to exercise the vested portion of such outstanding options by the earlier of (x) their current expiration date or (y) the Option Cancellation Date. Subject to the terms of the SIP, the Trustee will recognize all authorized shares of Common Stock issued to holders of Options that have been exercised and fully paid prior to the Option Cancellation Date (the “Option Shares”) as belonging to Record Holders. The Option Shares will be included in the total of Record Shares to be cancelled as of the Effective Date.

31

The Trust is being established for the exclusive benefit of the Record Holders, net of claims and expenses payable under the express terms of the Trust. All claims and causes of action that belong to the Estates are being assigned under this Plan to the Trust for the exclusive benefit of the Record Holders, and any net proceeds from such claims and causes of action will be for the exclusive benefit of Record Holders.

As indicated above, on not less than ten (10) days advance notice, the Plan Proponents will seek FINRA’s approval of a halt in trading of the Common Stock during the Gap Period. The Plan Proponents believe that a trading halt during the Gap Period is necessary to protect investors and the public interest.  The Plan Proponents believe that the cancellation of the Common Stock as of the Effective Date constitutes an extraordinary event that is likely to have a material effect on the market for the Common Stock, with the potential to cause major disruption to the marketplace or significant uncertainty in the settlement and clearance process.  Since only Record Holders will receive distributions from the Estates based on the shares of the Common Stock they hold as of the Record Date, the Plan Proponents believe that it would be untenable to allow trading in the Common Stock following the Record Date (since purchasers of such shares will receive no right to receive distributions from the Estates as a result of such purchases).  While the Debtors intend to notify the market, through Current Reports on Form 8-K and concurrently issued press releases, of the process for determining Record Holders, the Record Date, and the estimated initial distribution to Record Holders, the Plan Proponents believe that an extraordinary event trading halt is the most effective method for protecting investors who may seek to trade in the Common Stock from and after the Record Date.  Finally, neither the market, nor investors nor the Debtors would benefit from trading what would clearly be a worthless security.

32

In order to effectuate the establishment of a Record Date prior to the Effective Date, (a) the Plan Proponents are in the process of requesting guidance from FINRA regarding implementing an extraordinary event trading halt during the Gap Period, and any additional advance disclosure that FINRA may require in connection with such trading halt; and (b) consistent with this Plan, the Debtors, acting as Plan Administrator of the SIP, will cancel outstanding options under the SIP and will notify the holders of such options of their right to exercise such options for Option Shares pursuant to the terms of the SIP.

The Plan Proponents have preliminarily estimated an initial distribution to the Record Holders of approximately 11.28 cents per current outstanding share of Common Stock, without considering the effect of authorized Option Shares issued between the date of this Plan and the Record Date. Depending upon the results resolution of claim objections and expected pursuit of transferred estate causes of action, it is possible that there may be one or more secondary distributions to the Record Holders of amounts not currently subject to reasonable estimation. The preliminary estimate is based upon the following estimates and assumptions: (1) the Remaining Estate Funds are in the amount of $13,829,001 as of December 31, 2017; (2) there will be approximately $350,000 of funds remaining in the Debtors’ debtor-in-possession account on February 28, 2018 that will be turned over to the Trust on the Effective Date; (3) the Effective Date will be on or about February 28, 2018; (4) there will be approximately $1,419,558 of final fees and expenses of the professionals employed by the Estates allowed by the Court through February 28, 2017; (5) there will be a reserve of $379,774 maintained by the Disbursing Agent for Disputed Class 1 Claims computed at the amounts asserted by the holders of the Disputed Class 1 Claims with post-petition interest through December 31, 2018; (6) there will be $195,000 of taxes owing from the Debtors’ prior asset sale to BBI between federal and state taxes; (7) there will be a total of $25,000 of additional taxes owing by the Debtors; (8) the Trustee will retain an initial reserve of $2,500,000 to fund the Trust and the prosecution of transferred estate claims and causes of action. Although the results of litigation cannot be reasonably estimated at this time, the Trust provides for the possibility of one or more secondary distributions to the Record Holders after the Trustee has completed the prosecution of all claims and causes of action and wound down the affairs of the Trust and dissolved the Debtors.

The Plan Proponents have preliminarily estimated an initial distribution of 11.28 cents per share by the Trustee based upon available funds of $9,659,669 to the Record Holders and cancellation of 85,646,354 Record Shares on the Effective Date. If any of these assumptions proves to be inaccurate, that will necessarily effect on a dollar-for-dollar basis (higher or lower) the amount of the initial distribution to be made to the Record Holders and the availability of one or more secondary distributions.

33

However, this Plan is not a solicitation for acceptances by Record Holders. The information contained in this Plan are preliminary estimates based upon all of the assumptions above and is being provided by the Plan Proponents in good faith only for information purposes. It should not be relied upon by any Shareholder in making any investment decision. Many factors which are not yet fully known could result in an increase or decrease in these estimated figures, including, but not limited to: (1) the ultimate allowed amount of pre-bankruptcy and post-bankruptcy claims, including the additional fees and expenses incurred by the professionals employed in the Cases, (2) the fees and expenses incurred by the professionals employed by the OCEH in prosecuting or defending against litigation, including the current litigation involving Cordes and Aisenberg and the Radians Claim Objection and Lawsuit; (3) the fees and expenses of the Trustee and his/her professionals; (4) any reserve decisions made by the Trustee; (5) whether any additional taxes are owing as a result of the Debtors’ asset sale to BBI; (6) the outcome of the claims objections already filed by the Debtors; (7) the outcome of any claims objections bought by the OCEH or the Trustee or any additional claim settlements negotiated by the OCEH or the Trustee; and (8) the extent of any net recoveries obtained by the OCEH or the Trustee from the pursuit of any claims or causes of action, all of which will be distributed to the Shareholders. But even this list is not exhaustive as there are many other factors, some which may not even be known today, that could alter the amount of any initial distribution by the Trust to the Record Holders.

The Plan Proponents believe that Shareholders are not impaired under this Plan and therefore don’t vote on this Plan because they are conclusively presumed to have accepted this Plan, and solicitation of acceptances of this Plan from the Shareholders is not required, pursuant to § 1126(f) of the Bankruptcy Code. See In re Acequia, Inc., 787 F.2d 1352, 1363 (9th Cir. 1986); In re Nickels Midway Pier, LLC, 452 B.R. 156 (D.N.J. 2011).

V.                MEANS OF EFFECTUATING THIS PLAN AND IMPLEMENTATION OF THIS PLAN

A.       Funding for this Plan.

This Plan will be funded from the following five sources: (i) the Remaining Estate Funds; (ii) any funds remaining in the Debtors’ operating accounts on the Effective Date; (iii) any refunds or other monies owing to the Debtors which were not sold to BBI; (iv) any net proceeds obtained by the OCEH or the Trust from the pursuit of any claims or causes of action and from “Retained Assets” as defined under the APA; (v) any other monetary recoveries obtained by the Debtors prior to the Effective Date; and (vi) any other monetary recoveries obtained by the OCEH before the Effective Date or the Trust after the Effective Date.

34

B.       Effective Date Resignation of the Management and Board of Directors of the Debtors.

The Debtors currently anticipate that effective as of the close of business on the Effective Date, at the request of the OCEH, Mr. Geoff Greulich will resign from his position as the Debtors’ Chief Executive Officer; Mr. Matthew Pliskin will resign from his position as the Debtors’ Chief Financial Officer; Mr. Ben Padnos will resign from his position as a Board member; and Mr. Mike DiGregorio will resign from his position as a Board member. The Trustee shall have the right, but not the obligation, to employ any of these people to assist the Trustee to carry out his/her duties as Trustee if he/she so desires (with the approval of the Trust Board) and is able to reach an agreement with any of these individuals on mutually agreeable terms.

C.       Dissolution of the OCUC.

In the event the OCUC is still in existence by the Effective Date, on the Effective Date, the OCUC shall be deemed automatically dissolved without the need for any further order of the Court, and all remaining members of the OCUC shall be automatically deemed discharged of any further duties involving the Estates.

D.       Dissolution of the OCEH.

On the Effective Date, the OCEH shall be deemed automatically dissolved without the need for any further order of the Court, and all members of the OCEH shall be automatically deemed discharged of any further duties involving the Estates in their capacity as members of the OCEH.

E.       Dissolution of the Debtors.

At such time as the Trustee deems appropriate, the Trustee will cause the Debtors to be dissolved for all purposes under applicable non-bankruptcy law without the necessity for any other or further actions to be taken by or on behalf of the Debtors, or payment of any fees, charges, penalties or other amounts required by applicable non-bankruptcy law. Notwithstanding the foregoing, the Trustee shall be authorized to take any actions, including the filing or recording of any documents and the making of any applicable tax filings, and the payment of any fees, charges or other amounts necessary or appropriate, in the reasonable opinion of the Trustee or as otherwise ordered by the Court or other judicial or administrative body, to dissolve all of the Debtors and to pay any such fees, charges or other amounts from the Trust Property, provided, however, that the Trustee may file on behalf of the Debtors, with the official public office for keeping corporate records in its state or district of organization, a certificate of dissolution or equivalent document. The Trustee will take all actions on behalf of either or both of the Debtors to effectuate the dissolution of such Debtor or including, without limitation, the execution and filing or recording of such a certificate of dissolution.

35

F.       Creation of the Trust.

On the Effective Date, a trust (the “Trust”) will be created pursuant to this Plan and the Trust Agreement solely for the benefit of the Shareholders. The Effective Date of this Plan shall also be the effective date of the Trust. It is currently anticipated that Patrick O’Brien, a current member of the OCEH, will become the Trustee, subject to Court approval, and the two other current members of the OCEH (Scott Jarus and Ron Chez) will serve as the initial members of the Trust Board (the “Trust Board Members”). It is also currently anticipated that one additional person to be later named will serve as an initial member of the Trust Board.

G.       Appointment of Disbursing Agent.

LNBYB (in its capacity as Escrow Agent) will serve as the initial disbursing agent for the Estates at no charge to the Estates for the sole remaining purpose of (1) distributing funds from the Remaining Estate Funds to pay any Allowed Claims existing on the Effective Date; (2) to pay the allowed final fees and expenses of the professionals employed in the Cases (recognizing that the amount of the final fees and expenses of the professionals employed in the Cases will only become known following the final fee hearing which will occur after the Effective Date); and (3) maintaining in the Trust Account the Residual Estate Funds and paying Allowed Class 1 Claims and any allowed tax claims in the manner described above.[7]

As an accommodation to the Estates, the Escrow Agent will not be paid any disbursing agent’s or escrow fee for making any disbursements of any Residual Estate Funds, but the Trustee will be required to pay LNBYB out of the Trust Property the reasonable fees and expenses that LNBYB incurs after the Effective Date at LNBYB’s regular hourly rates related to time spent by LNBYB after the Effective Date in regards to this entire process established for dealing with Disputed Class 1 Claims. Any dispute which arises or exists between the Trustee and LNBYB over the amount of fees and expenses incurred by LNBYB after the Effective Date in this regard shall be resolved solely by the Court after notice and a hearing. LNBYB shall be entitled to charge its fees and expenses incurred in regards to any such dispute only if LNBYB is successful at any such contested hearing.

All payments to be made under this Plan by the Escrow Agent from the Remaining Estate Funds or the Residual Estate Funds shall, unless agreed by the Escrow Agent otherwise, be delivered by the Escrow Agent by regular mail, postage prepaid, to the address shown in the Debtors’ bankruptcy schedules, as they may from time-to-time be amended in accordance with Bankruptcy Rule 1000, or, if a different address is stated in a proof of claim timely filed with the Bankruptcy Court, to such address. Checks issued to pay Allowed Claims shall be null and void (and may be voided by the Escrow Agent) if not negotiated by the recipient within sixty (60) days after the date of issuance thereof, with all funds related to such voided checks to be delivered by the Escrow Agent to the Trust.

36

As soon after the Effective Date as possible, the Escrow Agent will transfer to the Trustee in accordance with the manner as directed by the Trustee and in accordance with this Plan, all of the Remaining Estate Funds after deducting or reserving for each of the following: (1) all disputed tax claims in the amounts asserted by the taxing agencies; (2) all Disputed Class 1 Claims in the amounts asserted by the class 1 claimants; and (3) the full amount of the fees and expenses requested by all of the professionals employed in the Cases (recognizing that these figures will not become known until all such professionals filed their final applications for fees and expenses incurred through the Effective Date which necessarily will occur at some point after the Effective Date).

Once the Escrow Agent has paid (1) all Allowed Claims existing on the Effective Date; (2) the final fees and expenses of the professionals employed in the Cases the amounts allowed by the Court at a final fee hearing; and (3) all Allowed Class 1 Claims and all allowed priority tax claims, the Escrow Agent will transfer the balance of all of the remaining Residual Estate Funds to the Trustee in accordance with the manner as directed by the Trustee and in accordance with this Plan, and LNBYB shall thereafter be absolved of any further responsibility, obligation or liability to the Estates resulting from serving as the Escrow Agent or the Disbursing Agent.

After the Escrow Agent has paid the final fees and expenses of the professionals employed in the Cases the amounts allowed by the Court at a final fee hearing, or at any time thereafter that the Trustee so desires, subject to the approval of the Trust Board and an order of the Court and payment of any fees and expenses owing to LNBYB for serving as the Disbursing Agent as described above, the Trustee may appoint a different disbursing agent (“Alternative Disbursing Agent”) for the purpose of making the distributions under this Plan as described above. The Alternative Disbursing Agent shall be a person or entity satisfactory to the Trust Board and approved by the Court and shall serve without a bond. The Alternative Disbursing Agent shall be entitled to reasonable compensation and reimbursement of all reasonable and actual costs and expenses incurred in performing its duties under this Plan. Following the appointment of any Alternative Disbursing Agent, LNBYB shall thereafter be absolved of any further responsibility, obligation or liability to the Estates resulting from serving as the Escrow Agent or the Disbursing Agent.

37

H.       Exemption from Transfer Taxes.

Pursuant to § 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under § 1129 of the Bankruptcy Code, may not be taxed under any law imposing a stamp tax or similar tax. Transfers under this Plan that are exempt from taxes under § 1146(c) of the Bankruptcy Code include all transfers by the Debtors after the commencement of the Cases in contemplation of this Plan but prior to the Effective Date, and all transfers to and by the Trustee as contemplated by this Plan and the Trust, including all payments made to claim holders and Shareholders in accordance with the terms of this Plan and the Trust. The taxes from which such transfers are exempt include stamp taxes, recording taxes, sales and use taxes, transfer taxes, and other similar taxes.

I.       Executory Contracts and Unexpired Leases.

As indicated above, pursuant to the Sale Order, all of the Debtors’ executory contracts and unexpired leases that were not assumed and assigned to BBI were deemed rejected as of the Sale Closing, with the exception of the two supplier agreements with GGS and Grainger whose rejection can happen only following the entry of an order of the Court approving such rejection. In accordance with the Sale Order, the Debtors have already provided notice to all counter-parties to all rejected executory contracts and unexpired leases of their bar date for filing any rejection damage claims against the Estates. That rejection bar date is December 27, 2017, with one exception involving an executory contract that the Debtors only recently learned about who has been served with a separate rejection bar date notice. Following the entry of the Court order approving the Debtors’ rejection of the two supplier agreements with GGS and Grainger, the Debtors will provide GGS and Grainger with a thirty-day notice to file any contract rejection claim they wish to assert.

J.       Changes in Rates Subject to Regulatory Commission Approval.

The Debtors are not subject to any governmental regulatory commission approval of their rates.

38

K.       Administrative Claims Bar Date.

In connection with the confirmation of this Plan, the Plan Proponents will be requesting the Court to establish the date that is thirty days following the date of entry of the Plan Confirmation Order as the deadline for any creditor to assert an administrative claim against the Estates (the “Administrative Claims Bar Date”). Provided the Court agrees, the Administrative Claims Bar Date and the procedure that creditors will be required to follow in order to assert a timely administrative claim against the Estates will be included in the Plan Confirmation Order. As part of the notice of Plan confirmation that the Debtors will distribute to all creditors and Shareholders, the Debtors will provide notice of the Administrative Claims Bar Date. In order to assert a timely administrative claim, a creditor must file a pleading with the Court by the Administrative Claims Bar Date in which the creditor indicates the amount of its asserted administrative claim and attaches as an exhibit all documentary evidence in support of its asserted administrative claim and serve that pleading on counsel for the Debtors and counsel for the Trustee. The creditor is not required to set the matter for hearing. Any creditor who fails to file a timely administrative claim shall be forever barred from asserting any administrative claim against the Debtors, the Estates, or the Trust. The Trustee shall be required to file with the Court any objection to any asserted administrative claim by the date that is ninety days after the Effective Date and to set the matter for hearing. If the Trustee and the creditor are able to resolve any dispute consensually, the Trustee may file a stipulation and proposed order with the Court without the need to set the matter for hearing, with the stipulation to be signed by the Trustee and the creditor. If the Trustee fails to file a timely objection to any timely filed administrative claim, the timely filed administrative claim shall be deemed permanently allowed and must be paid in full by the Trustee out of the Trust Property. The foregoing deadlines for the filing of administrative claims by the Administrative Claims Bar Date shall not apply to the professionals employed in the Cases by the Debtors, the OCUC or the OCEH. The deadline for such professionals to file their final applications for fees and expenses shall be set by the Court in the Plan Confirmation Order.

L.       Assignment of all Causes of Action, Including Avoidance Actions, to the Trust.

On the Effective Date, pursuant to § 1123(b)(3) of the Bankruptcy Code, the standing and the exclusive authority to assert, prosecute, defend and/or settle on behalf of the Estates any and all claims and causes of action that belong to the Estates, including the Radians Claim Objection and Lawsuit, will be automatically assigned and transferred to the Trust (the “Transferred Claims and Causes of Action”). Thereafter, the Trustee, with all powers and authority of a debtor in possession or trustee under the Bankruptcy Code, will be the sole representative of the Estates with the standing and authority to assert, prosecute, defend and/or settle the Transferred Claims and Causes of Action. In the course of any ongoing investigations, the Trustee shall have the right post-confirmation to utilize Bankruptcy Rule 2004 examinations, to be enforced pursuant to Bankruptcy Rule 2005.

39

On November 21, 2017, as docket number 244, the Debtors and the OCEH filed a joint motion with the Court seeking an order of the Court: (1) granting leave, standing, and exclusive authority to the OCEH to assert, prosecute and/or settle on behalf of the Estates, subject to Court approval, any and all claims, objections and causes of action against Cordes and Aisenberg (the Debtors’ former officers), and counter claims and defenses against any of the claims asserted by Cordes and Aisenberg, including those claims asserted in their proofs of claim against the Debtors; and (2) approving that certain Stipulation Granting Standing To Pursue Certain Estate Based Claims For The Benefit Of The Debtors’ Estates (the “Cordes/Aisenberg Assignment Stipulation”) filed concurrently therewith. The hearing on that motion is scheduled to be held on December 12, 2017. That motion was granted by the Court. As a result, all rights assigned to the OCEH by the Cordes/Aisenberg Assignment Stipulation will, on the Effective Date, be automatically assigned and transferred to the Trust and are included within the Transferred Claims and Causes of Action.

Without limiting the foregoing, the Trustee, acting on behalf of the Liquidating Debtor, shall accede to and become the holder of all rights in and to any confidentiality agreements, joint defense agreements, and privilege agreements. Any proceeds received from or on account of the Transferred Claims and Causes of Action shall constitute assets of the Estates and shall vest entirely in the Trust.

Because these are solvent Estates, no preference actions may be pursued because the Estates would not be able to satisfy the condition of § 547(b)(3) or (5) of the Bankruptcy Code. As a result, it is not necessary for the Debtors, the Trustee or any other party to perform any preference analysis.

M.       Objections to Claims.

On and following the Effective Date, the Trustee shall be the sole party with the standing to commence or to continue with the prosecution of any objections to claims in the Cases with respect to any remaining outstanding claims existing on the Effective Date (the “Disputed Claims”). The Trustee shall be required to file objections to all Disputed Claims by no later than ninety days following the Effective Date (unless the Trustee deems the amount in dispute to be insignificant and not warrant further objection), provided that, such date shall not bar later objections. The Trustee shall be required to file with the Court all objections to all Disputed Claims by the date that is ninety days after the Effective Date and to set the matter for hearing. If the Trustee and the creditor holding the Disputed Claim are able to resolve any dispute consensually, the Trustee may file a stipulation and proposed order with the Court without the need to set the matter for hearing, with the stipulation to be signed by the Trustee and the creditor holding the Disputed Claim. If the Trustee fails to file a timely objection to any Disputed Claim, the Disputed Claim shall be deemed permanently allowed and must be paid in full by the Trustee out of the Trust Property.

40

The Trustee will continue with the prosecution of any objections to claims (the “Pending Claims Objections”) that were commenced by the Debtors, the OCEH or any other party in interest prior to the Effective Date but not yet resolved by the Effective Date. The Trustee will have the authority, in the Trustee’s sole discretion and in the reasonable exercise of the Trustee’s business judgment (subject to the Trust Board’s approval), to withdraw any such pending objections or settle or compromise any Pending Claims Objections following the Effective Date without further notice to creditors or Shareholders or authorization of the Court, in which event such claim shall be deemed to be an Allowed Claim in the amount compromised for purposes of this Plan and paid in full by the Trustee from the Trust Property, provided however, pursuant to Article 11(a) of this Plan, the Court shall retain jurisdiction to hear and adjudicate the allowance or disallowance of all Pending Claims Objections.

As provided by § 502(c) of the Bankruptcy Code, the Court may estimate for purpose of allowance any contingent or unliquidated claim, the fixing or liquidation of which, as the case may be, would unduly delay the administration of the Cases. As more fully set forth below in Article 11(a) of this Plan, the Court shall retain jurisdiction over the Liquidating Debtor, the Trust, the Cases and the Estates to resolve or adjudicate all such objections to claims following the Effective Date regardless of whether such objections to claims were first commenced before or after the Effective Date. Nothing contained in this Plan shall constitute a waiver or release by the Trustee of any rights of setoff or recoupment, or of any defense, the Trustee may have with respect to any claim or interest.

41

VI.       THE TRUST

A.       Transfer of Property to the Trust.

On the Effective Date, or as soon thereafter as is reasonably practicable, the Escrow Agent will transfer to the Trustee for deposit into the Trust all of the Remaining Estate Funds after deducting or reserving for each of the following: (1) all disputed tax claims in the amounts asserted by the taxing agencies; (2) all Disputed Class 1 Claims in the amounts asserted by the class 1 claimants; and (3) the full amount of the fees and expenses requested by all of the professionals employed in the Cases (recognizing that these figures will not become known until all such professionals filed their final applications for fees and expenses incurred through the Effective Date which necessarily will occur at some point after the Effective Date). If the Trustee chooses a disbursing agent other than the Escrow Agent, the Escrow Agent shall, in accordance with an order of the Court, transfer all of the Residual Estate Funds to the new disbursing agent.

On the Effective Date, except as otherwise provided above, the Debtors will transfer to the Trustee for deposit into or for the benefit of the Trust all (1) funds remaining in the Debtors’ operating accounts on the Effective Date (after taking into account any outstanding issued but not yet cleared checks and any normal operating expenses incurred through the Effective Date but not yet paid by the Effective Date), (2) all rights of the Estates to any refunds or other monies owing to the Debtors which were not sold to BBI, and (3) all rights of the Estates to any other monetary recoveries obtained by the Trust after the Effective Date. All of the foregoing property, plus any other assets owned by the Debtors or the Estates, including, without limitation, the “Retained Assets” under the APA, including (i) the equity securities and other interests of ICPW Nevada in ICPW California, (ii) insurance policies and all rights, claims, creditors or causes of action thereunder or in connection with, and (iii) all right, title and interest in all claims and causes of action (including the Transferred Claims and Causes of Action, together with all rights of recovery or set-off, shall constitute property of the Trust (collectively, the “Trust Property”).

42

The Trust Property shall be transferred to the Trust created pursuant to the Trust Agreement. All payments to Shareholders shall be paid by the Trustee from cash on hand and such payments will be made as and when provided in and in accordance with the Trust Agreement.

B.       The Trust Agreement.

An initial draft of the Trust Agreement is attached hereto as Exhibit “2.” The Trust Agreement, including the designation of the trustee (the “Trustee”) thereunder, shall be approved by the Court, and the designated Trustee shall accept his or her duties thereunder on or before the Plan Confirmation Hearing. The Trust Agreement shall, among other matters, create the Trust, identify the Trustee as the initial trustee of the Trust, identify the compensation of the Trustee, and specify the authorities and powers of the Trustee and the Trust Board consistent with this Plan. The Plan Proponents will file the final version of the Trust Agreement with the Court and the proposed initial compensation of the Trustee at least ten days prior to the Plan Confirmation Hearing.

C.       Funding of the Trust.

The Trust will be funded with the Trust Property. It will be the responsibility of the Trustee at all times to maintain a sufficient amount of Trust Property to enable the Trustee to pay from the Trust Property all taxes owing by the Estates, including any taxes owing by the Estates from the Debtors’ asset sale to BBI. That portion of the Remaining Estate Funds transferred by the Escrow Agent to the Trust shortly after the Effective Date will serve as the primary funding of the Trust.

D.       Management of the Liquidating Debtor by the Trustee and Primary Functions of the Trust.

(1)        Powers and Duties. On and after the Effective Date, the Trustee shall be responsible for implementation of this Plan, including with respect to the management, control and operation of the Liquidating Debtor. The appointment, duties and powers of the Trustee are as set forth in Article III of the Trust Agreement. The establishment and role of the Trust Board are as set forth in Article IV of the Trust Agreement. The administration of the Trust, including the rights, powers and privileges of the Trustee, is as set forth in Article V of the Trust Agreement. The distributions from the Trust are as set forth in Article VI of the Trust Agreement. An explanation of the Trust Beneficiaries is as set forth in Article VII of the Trust Agreement. An explanation of the third party rights, limitation of liability and indemnity provisions is as set forth in Article VIII of the Trust Agreement. An explanation of the selection, removal and compensation of the Trustee is as set forth in Article IX of the Trust Agreement.

43

(2)       Tax Treatment. (A) The Trust is intended to be treated for federal income tax purposes as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d), for the benefit of the holders of Class 2 interests. The Trust shall be a grantor trust as defined in Section 671 of the Code with each holder of Class 2 interests treated as a grantor of the Trust.

(B) For all U.S. federal income tax purposes, all parties shall treat the transfer of assets by the Debtors to the Trust for the benefit of the holders of Class 2 interests, as (i) a transfer of the assets of the Debtors directly to the holders of Class 2 interests, followed by (ii) the transfer by such persons to the Trust of such assets in exchange for beneficial interests in the Trust. Accordingly, the holders of Class 2 interests shall be treated for federal income tax purposes as the grantors and owners of their respective shares of the applicable assets of the Trust.

(C) The Trust Agreement provides for (i) the Trust to determine the fair market value of the Trust Assets, (ii) the Trust to provide the fair market value determinations to each Trust Beneficiary, and (iii) consistent valuation of the Trust Assets by the Trustee and the Trust Beneficiaries for federal income tax purposes.

E.       Operations of the Trust.

From and after the Effective Date, the Trust may use and dispose of Trust Property, and take any of the actions consistent with this Plan and/or the Trust Agreement without the approval of the Court and free of the restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules, provided that the Trust will be administered so that it qualifies as a liquidating trust under Treasury Regulation § 301.7701-4(d). The actions of the Trust and the Trustee shall be subject to the supervision and approval of the Trust Board as provided in this Plan and the Trust Agreement.

In addition to all other powers and authorities provided to the Trustee under the Trust Agreement, under this Plan and subject to the Trust Agreement, the Trustee, with the oversight of the Trust Board, shall have the power and authority to perform the following acts:

(1)        Manage and protect the Trust Property;

(2)       Administer the Stock Incentive Plan;

(3)	Effectuate the wind down and ultimate dissolution of the Debtors as legal entities as set forth above)

(4)        Address any outstanding issues with the SEC;

44

(5)	Analyze the Transferred Claims and Causes of Action, and any other claims, counterclaims and defenses the Trustee deems appropriate, and decide (i) whether to pursue any of the foregoing, and (ii) how to pursue them, all with the goal of maximizing the net recovery for the Trust for the Record Holders, provided, however, that the Trust Board must unanimously take any decision to initiate, settle or compromise any litigation in the name of the Trust or the Debtors against any former officer or director of the Debtors;

(6)	File and prosecute objections to all Disputed Claims as the Trustee deems appropriate;

(7)	Pursue claims, counterclaims, and causes of action assigned to the Trust or the control of which is assumed by the Trust pursuant to this Plan, as the designated representative of the Estates, and compromise or adjust, by arbitration or otherwise, any claims, disputes or controversies in favor of or against the Trust;

(8)	Institute on behalf of the Trust all claims and causes of action which could be brought by a trustee or debtor-in-possession under the Bankruptcy Code, and prosecute or defend all appeals on behalf of the Debtors, as representative of the Debtors within the meaning of § 1123(b)(3)(B) of the Bankruptcy Code;

(9)	Settle, compromise or adjust, by arbitration or otherwise, any claims, disputes or controversies in favor of or against the Trust;

(10)       Waive or release rights of any kind;

(11)	Deposit Trust Property and make disbursements thereof;

(12)	Employ and have such professionals, including, without limitation, attorneys and accountants, and such other agents, consultants and employees on behalf of the Trust as the Trustee shall deem necessary, provided that the Trustee's authority to pay such professionals shall be governed by the provisions of this Plan and the Trust Agreement.

(13)	Exercise any and all powers granted to the Trustee by any agreements or by common law or any statute which serves to increase the extent of the powers granted to the Trustee hereunder and in the Trust Agreement;

(14)        Take any action required or permitted by this Plan;

(15)	Negotiate, renegotiate and enter into contracts and execute obligations negotiable and non-negotiable;

(16)       Pay post-Effective Date quarterly fees to the U.S. Trustee from Trust Property;

(17)	Prepare and file post-confirmation quarterly reports with the U.S. Trustee and post-confirmation status reports with the Court as required;

(18)	Retain a sufficient amount of Trust Funds equal to the amount of any estimated post-petition tax obligations until such time as the exact amount of such estimated post-petition tax obligations is determined and paid by the Trustee out of the Trust Property; and

(19)       File and obtain final decrees closing the Cases.

45

F.       Limitation of Liability of the Trustee and the Trust Board.

The Trustee and the Trust Board Members, and their attorneys, accountants, consultants, employees, agents and assignees, shall have no liability for any error of judgment made in good faith other than as a result of gross negligence or willful misconduct. The Trustee and the Trust Board shall not be liable for any action taken or omitted in good faith and believed to be authorized within the discretion or rights or powers conferred upon them by this Plan and the Trust Agreement. In performing their duties hereunder and in accordance with the Trust Agreement, the Trustee and the Trust Board Members may consult with counsel selected by them, at the expense of the Trust. No provisions of this Plan shall require the Trustee or any of the Trust Board Members to expend or risk his/her own funds or otherwise incur personal financial liability in the performance of any of his/her duties under this Plan or in the exercise of any of the Trustee’s and the Trustee Board Members’ rights and powers. The Trust shall indemnify and hold the Trustee and Trust Board Members harmless, from and against any damages, costs, claims and other liabilities incurred by any of them in connection with their respective duties and responsibilities hereunder, other than those damages, costs, claims and other liabilities that result from such party’s gross negligence or willful misconduct. The Trustee may purchase errors and omissions insurance to cover potential liabilities that may be incurred in the Cases, and such cost shall be paid for by the Trust.

G.        Compensation for the Trustee and the Trust Board Members after the Effective Date.

The Trustee and each of the Trust Board Members shall be entitled to reasonable compensation for their activities on behalf of the Trust. The terms of such compensation shall be subject to the approval of the Court on or prior to the Effective Date after notice and hearing upon the joint motion of the Plan Proponents, but shall not be subject to the limitations of § 326 of the Bankruptcy Code.

H.       Employment of Professionals By the Trustee and Payment of Professional Fees and Expenses By the Trustee Incurred after the Effective Date.

After the Effective Date, the Trust Board and the Trustee may retain any existing professionals and hire additional professionals they desire and deem appropriate to represent them, including any professionals employed by the OCEH, without the need for any further employment agreements or Court orders. The Trustee, under the supervision of the Trust Board, shall have the right to cause the Trust to employ any other professionals that the Trustee deems appropriate to represent the Trust to assist the Trustee to carry out the Trustee’s duties in accordance with the Trust Agreement and to compensate such professionals out of the Trust Property without any further order of or supervision by the Court. The OCEH currently anticipates that the Trustee and the Trust Board will retain Dentons US LLP as its bankruptcy and general counsel and Solomon & Cramer LLP as its special litigation counsel.

46

Additionally, after the Effective Date, the Trustee may hire professionals without the requirement that such professionals file employment applications for Court approval of their employment, whether on an hourly, contingency fee or other basis, and without the requirement that such professionals file applications for payment of post-Effective Date fees and expenses on an interim basis; provided, however, that no less frequently than every 180 days, such post-Effective Date professionals and the Trustee shall each file an application with the Court seeking final approval of their respective fees and expenses as previously invoiced or paid by the Trustee on an interim basis, as the case may be. Such applications shall be served on the UST; provided, however, such applications need not be separately served on parties in interest nor be in the format required by the Local Rules of the Bankruptcy Court or the UST’s Guidelines, but shall be sufficiently detailed to identify the hours worked, the rates charged and the work performed without disclosure of privileged information. In the case of fees or expenses paid on a basis which is not by billable hours, the application shall include such other, sufficiently specific information so that the Court can otherwise determine the reasonableness of such fees and expenses.

VII.       PAYMENTS AND DISTRIBUTIONS IN GENERAL

A.       Distribution Procedures & Reserve Provisions.

The Trustee, under the supervision of the Trust Board, will determine the timing and amount of distributions that the Trustee will make to the Shareholders from the Trust Property.

B.       Delivery of Payments.

All payments to be made by the Trustee to the Shareholders shall be made to the best known address on the Record Date by checks issued by regular mail, postage prepaid. All checks issued by the Trustee to Shareholders shall be null and void (and may be voided by the Trustee) if not negotiated by the recipient within ninety (90) days after the date of issuance thereof.

47

C.       Rounding.

Whenever any payment of a fraction of a cent would otherwise be called for the actual distribution shall reflect a rounding of such fraction down to the nearest cent.

D.       Unclaimed Property.

Shareholders have the obligation to provide the Trustee with written notice of any change to their address, which shall be told to the Shareholders in the Plan confirmation notice. Any Shareholder who fails to negotiate a check sent to them by the Trustee for 90 days after the date of issuance thereof shall forfeit all rights to any distribution under this Plan, and shall not be subject to the unclaimed property or escheat laws of any governmental unit. Upon forfeiture, such cash (including interest thereon) shall be made available for re-distribution to all other Shareholders. The Trustee may but is not required, to undertake reasonable efforts, in the Trustee’s business judgment, to locate Shareholders whose distributions are returned or whose checks are not negotiated within 90 days after the date of issuance thereof.

VIII.       TAX CONSEQUENCES OF THIS PLAN

CREDITORS AND SHAREHOLDERS CONCERNED WITH HOW THIS PLAN MAY AFFECT THEIR TAX LIABILITY SHOULD CONSULT WITH THEIR OWN ACCOUNTANTS, ATTORNEYS, AND/OR ADVISORS (INCLUDING TAX ADVISORS). The following disclosure of possible tax consequences is intended solely for the purpose of alerting readers about possible tax issues this Plan may present to the Estates. The Plan Proponents CANNOT and DO NOT represent that the tax consequences contained below are the only tax consequences of this Plan because the Tax Code embodies many complicated rules which make it difficult to state completely and accurately all of the tax implications of any action.

The Plan Proponents do not anticipate that confirmation of this Plan will have any significant or materially negative effect on any tax liability of the Estates. However, the Plan Proponents do believe that it is possible or even likely that the confirmation of this Plan may serve to reduce or eliminate all or a portion of the Debtors’ current net operating loss carry forward (NOL). The Plan Proponents have not performed any detailed analysis of the extent to which, if any, the confirmation of this Plan may have on the retention or loss of NOL or ability of any party to use any such NOL in the future. Any NOL which may be preserved through Plan confirmation shall be preserved under and by this Plan. The Plan Proponents have not performed any analysis of, and make no representations regarding, the potential tax consequences to creditors or Shareholders from the confirmation of or implementation of this Plan. Creditors and Shareholders who wish to understand the potential tax consequences to them from the confirmation of or implementation of this Plan should consult with their own personal accountants, attorneys and/or advisors. The various tax related services to be provided by BPE&H, including computing whether the Debtors’ prior sale to BBI resulted in any tax consequences to the Estates, is described above.

48

IX.       CONFIRMATION REQUIREMENTS AND PROCEDURES

PERSONS OR ENTITIES CONCERNED WITH CONFIRMATION OF THIS PLAN SHOULD CONSULT WITH THEIR OWN ATTORNEYS BECAUSE THE LAW ON CONFIRMING A PLAN OF REORGANIZATION IS VERY COMPLEX. The following discussion is intended solely for the purpose of alerting readers about basic confirmation issues, which they may wish to consider, as well as certain deadlines for filing claims. The Plan Proponents CANNOT and DO NOT represent that the discussion contained below is a complete summary of the law on this topic.

Many requirements must be met before the Court can confirm a plan. Some of the requirements include that this Plan must be proposed in good faith, acceptance of this Plan (which does not apply to this Plan), whether this Plan pays creditors at least as much as creditors would receive in a chapter 7 liquidation, and whether this Plan is feasible. These requirements are not the only requirements for confirmation.

A.       Who May Vote to Accept/Reject this Plan.

A creditor or interest holder has a right to vote for or against this Plan if that creditor or interest holder has a claim or interest which is both (1) allowed or allowed for voting purposes and (2) classified in an impaired class. As indicated above, all creditors and all Shareholders are not impaired and therefore are not entitled to vote on this Plan because they are conclusively presumed to have accepted this Plan.

B.       What Is an Allowed Claim/Interest.

Generally, any proof of claim or interest will be allowed, unless a party in interest files an objection to the claim or interest. THE BAR DATE FOR FILING A PROOF OF CLAIM IN THE CASES WAS OCTOBER 20, 2017. A creditor or interest holder may have an allowed claim or interest even if a proof of claim or interest was not timely filed. A claim is deemed allowed if (1) it is scheduled on the Debtors’ schedules and such claim is not scheduled as disputed, contingent, or unliquidated, and (2) no party in interest has objected to the claim. A claim is also deemed allowed if (1) it was timely filed, and (2) no party in interest has objected to the claim. An interest is deemed allowed if it is scheduled and no party in interest has objected to the interest.

49

C.       What Is an Impaired Claim/Interest.

A class is impaired if this Plan alters the legal, equitable, or contractual rights of the members of that class. For example, a class comprised of general unsecured claims is impaired if this Plan fails to pay the members of that class 100% of what they are owed. As indicated above, the Plan Proponents believe that there are no impaired classes under this Plan. The Plan Proponents believe that both class 1 (general unsecured creditors) and class 2 (Shareholders) are not impaired. Parties who dispute the Plan Proponents’ characterization of their claim or interest as being impaired or unimpaired may file an objection to this Plan contending that the Plan Proponents have incorrectly characterized the class.

D.       Who Is Not Entitled to Vote.

The following four types of claims are not entitled to vote on any plan: (1) claims that have been disallowed; (2) claims in unimpaired classes; (3) claims entitled to priority pursuant to Bankruptcy Code §§ 507(a)(2), (a)(3), and (a)(8); and (4) claims in classes that do not receive or retain any value under this Plan. Claims in unimpaired classes are not entitled to vote because such classes are deemed to have accepted this Plan. Claims entitled to priority pursuant to Bankruptcy Code §§ 507(a)(2), (a)(3), and (a)(8) are not entitled to vote because such claims are not placed in classes and they are required to receive certain treatment specified by the Bankruptcy Code. Claims in classes that do not receive or retain any value under this Plan do not vote because such classes are deemed to have rejected this Plan. EVEN IF YOUR CLAIM IS OF THE TYPE DESCRIBED ABOVE, YOU MAY STILL HAVE A RIGHT TO OBJECT TO THE CONFIRMATION OF THIS PLAN.

E.       Treatment of Non-Accepting Classes.

As noted above, even if all impaired classes do not accept this Plan, the Court may nonetheless confirm this Plan if the non-accepting classes are treated in the manner required by the Bankruptcy Code. The process by which non-accepting classes are forced to be bound by the terms of a plan is commonly referred to as “cramdown.” The Bankruptcy Code allows this Plan to be “crammed down” on non-accepting classes of claims or interests if it meets all consensual requirements except the voting requirements of 1129(a)(8) and if this Plan does not “discriminate unfairly” and is “fair and equitable” toward each impaired class that has not voted to accept this Plan as referred to in 11 U.S.C. § 1129(b) and applicable case law. The Plan Proponents believe that no “cram down” needs to occur in the Cases because there are no impaired classes under this Plan.

50

F.       Request for Confirmation Without Any Voting on this Plan.

Under this Plan, there will be no impaired class of creditors because the only class of creditors under this Plan is class 1 (general unsecured creditors), and the class 1 claims are not impaired by this Plan and therefore do not vote on this Plan. Under this Plan, there will be no impaired class of Shareholders because the only class of interests under this Plan is class 2 (the Shareholders), and the class 2 Shareholders are not impaired by this Plan and therefore do not vote on this Plan. Even if the class 2 Shareholders were impaired by this Plan and were entitled to vote on this Plan, and, as a class, did not vote to accept this Plan (despite the fact that the interests of the class 2 Shareholders are represented by the OCEH; the OCEH is a co-proponent of this Plan; and the OCEH would recommend that all class 2 Shareholders vote to accept this Plan), the Plan Proponents believe that this Plan would nevertheless be confirmable by “cramdown” because the conditions of § 1129(b)(2)(C)(ii) will have been satisfied in that no holder of any interest that junior to the interests of the class 2 Shareholders will receive or retain any property under this Plan on account of any such junior interest. In fact, there are no interests that are junior to the interests of the class 2 Shareholders.

G.       Liquidation Analysis.

Another confirmation requirement is the “Best Interest Test”, which requires a liquidation analysis. Under the Best Interest Test, if a claimant or interest holder is in an impaired class and that claimant or interest holder does not vote to accept this Plan, then that claimant or interest holder must receive or retain under this Plan property of a value not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. The Plan Proponents contend that the “Best Interest Test” does not need to be satisfied in the Cases because there are no claimants or interest holders in an impaired class and there are no impaired classes under this Plan.

51

In a chapter 7 case, the Debtors’ assets would be liquidated by a chapter 7 trustee. Secured creditors are paid first from the sales proceeds of properties subject to their lien. Administrative claims are paid next. Next, unsecured creditors are paid from any remaining sales proceeds, according to their rights to priority. Unsecured creditors with the same priority share in proportion to the amount of their allowed claim in relationship to the amount of total allowed unsecured claims. Finally, Shareholders would receive the balance that remains after all creditors are paid in full.

The Plan Proponents contend that even if the class 2 Shareholders were impaired by this Plan and the “Best Interest Test” had to be satisfied with respect to the class 2 Shareholders, which would mean that the Plan Proponents would have to demonstrate that each class 2 Shareholder who did not vote to accept this Plan must receive or retain under this Plan property of a value not less than the amount that such class 2 Shareholder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code, the “Best Interest Test” would clearly be met for at least the following three reasons: One, under this Plan, the Escrow Agent is paying all Allowed Claims out of the Remaining Estate Funds without charging any disbursing agent fee. In contrast, a chapter 7 trustee would be paid the trustee’s fee (frequently referred to as the trustee’s “handle”) in accordance with the percentage formula set forth in § 326 of the Bankruptcy Code. This is very significant. As indicated above, there is currently approximately $13,829,001 of Remaining Estate Funds, and the Debtors project having approximately $350,000 in their debtor-in-possession account at the time of the Plan Confirmation Hearing. If the Cases were converted to chapter 7 instead of this Plan being confirmed, and the chapter 7 trustee distributed this total sum of $14,179,001, the chapter 7 trustee’s statutory fee under § 326 of the Bankruptcy Code (i.e., the trustee’s “handle”) would be approximately $448,620. In contrast, under the Plan, the Escrow Agent is charging no fee at all for making the payments the Escrow Agent will be making, and the fee structure being charged by the Trustee (even after taking into account the expected compensation to be paid to the Trust Board Members) for making distributions from the Trust will be substantially lower than the percentage formula set forth in § 326 of the Bankruptcy Code. Two, a chapter 7 trustee would hire the trustee’s own new professionals, which would create great expense and inefficiency of introducing new professionals into the Cases with no familiarity or background of the Cases, rather than the smooth transition of the use by the Estates of the existing professionals who are already intimately familiar with the Cases. Three, Shareholders will receive their money under this Plan much faster than they would in a chapter 7 bankruptcy simply because of the time it takes for a chapter 7 trustee to close out a chapter 7 bankruptcy estate and distribute funds. Conversely, the Plan Proponents submit that there would be no advantage of any conversion of the Cases to chapter 7. The Plan Proponents therefore believe that it is clear that Shareholders will receive more under this Plan than they would receive in any chapter 7 liquidation of the Debtors.

52

H.       Feasibility.

Another requirement for confirmation involves the feasibility of this Plan, which means that confirmation of this Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors.

There are at least two important aspects of a feasibility analysis. The first aspect considers whether the Debtors will have enough cash on hand on the Effective Date to pay all the claims and expenses which are entitled to be paid on such date. Since the Debtors already have enough cash on hand (through the Remaining Estate Funds) to pay all the claims and expenses which are entitled to be paid on the Effective Date, this first aspect of Plan feasibility has clearly been satisfied. The second aspect considers whether there will be enough cash over the life of this Plan to make the required Plan payments. Since this Plan is a liquidating Plan, where all Remaining Estate Funds and other funds that are in the Estates or will come into the Estates will all be distributed to holders of allowed claims, with any remaining balance to be paid to Shareholders, this second aspect of Plan feasibility has, by definition, been satisfied.

X.       RISK FACTORS REGARDING THIS PLAN

Since this Plan is a liquidating Plan, where all Remaining Estate Funds and any other recoveries by or funds in the Estates will be distributed to holders of allowed claims in accordance with the terms of this Plan, with the net balance to Shareholders, there is no traditional “risk” to the ability of the Debtors or the Trust to perform under this Plan.

XI.       EFFECT OF CONFIRMATION OF THIS PLAN

A.       Retention of Jurisdiction.

After confirmation of this Plan and the occurrence of the Effective Date, in addition to jurisdiction which exists in any other court, the Court will retain such jurisdiction as is legally permissible including for the following purposes:

i. to resolve any and all disputes regarding the operation and interpretation of this Plan and the Plan Confirmation Order;

ii. to determine the allowability, classification, or priority of claims and interests upon objection by the Trustee, and to consider any objection to claims whether such objection is filed before or after the Effective Date;

iii. to determine the extent, validity and priority of any lien asserted against any property of the Debtors, property of the Estates or any Trust Property;

iv. to construe and take any action to enforce this Plan, the Plan Confirmation Order, and any other order of the Court, issue such orders as may be necessary for the implementation, execution, performance, and consummation of this Plan, the Plan Confirmation Order and all matters referred to in this Plan and the Plan Confirmation Order, and to determine all matters that may be pending before the Court in the Cases on or before the Effective Date with respect to any person or entity related thereto;

53

v. to determine (to the extent necessary) any and all applications for allowance of compensation and reimbursement of expenses of professionals for the period on or before the Effective Date;

vi. to determine any request for payment of administrative expenses;

vii. to determine motions for the rejection, assumption, or assignment of executory contracts or unexpired leases filed before the Effective Date and the allowance of any claims resulting therefrom;

viii. to determine all applications, motions, adversary proceedings, contested matters, and any other litigated matters instituted during the pendency of the Cases whether before, on, or after the Effective Date;

ix. to determine such other matters and for such other purposes as may be provided in the Plan Confirmation Order;

x. to modify this Plan under § 1127 of the Bankruptcy Code in order to remedy any apparent defect or omission in this Plan or to reconcile any inconsistency in this Plan so as to carry out its intent and purpose;

xi. except as otherwise provided in this Plan or the Plan Confirmation Order, to issue injunctions, to take such other actions or make such other orders as may be necessary or appropriate to restrain interference with this Plan or the Plan Confirmation Order, or the execution or implementation by any person or entity of this Plan or the Plan Confirmation Order;

xii. to issue such orders in aid of consummation of this Plan and the Plan Confirmation Order, notwithstanding any otherwise applicable nonbankruptcy law, with respect to any person or entity, to the fullest extent authorized by the Bankruptcy Code or Bankruptcy Rules; and

xiii. to enter final decrees closing the Cases.

B.       Discharge.

The Debtors will not receive a discharge under this Plan because the requirements of § 1141 of the Bankruptcy Code necessary for the Debtors to receive a discharge are not present.

54

C.       Binding Effect of Plan.

The provisions of the confirmed Plan shall bind the Debtors, the Liquidating Debtor, the Trustee, the Trust Board, the Trust Board Members, and any creditor or Shareholder, whether or not such creditor or Shareholder has filed a proof of claim or proof of interest in the Cases. With respect to any taxes of the kind specified in Bankruptcy Code § 1146(c), this Plan shall also bind any taxing authority, recorder of deeds or similar official for any county, state, or governmental unit or parish in which any instrument related to under this Plan or related to any transaction contemplated under this Plan is to be recorded.

D.       Revesting of Property Free and Clear.

Upon the Effective Date, except as otherwise provided in this Plan, title to all assets of the Estates (“Estate Assets”) shall vest in the Trust for the purposes contemplated under this Plan and shall no longer constitute property of the Estates. Except as otherwise provided by this Plan, and to the full extent allowed by §§ 1141(b) and (c) of the Bankruptcy Code, upon the Effective Date, all Estate Assets shall be free and clear of all claims, liens and interests, including unsecured claims. All unsecured claims against the Debtors or the Estates shall be of no further force or effect except with respect to the rights of holders of Allowed Claims to received payments or distributions as set forth herein. Following the Effective Date, the Trustee may use, acquire or dispose of any Trust Property free of any restrictions imposed by the Court, the Bankruptcy Code or the Bankruptcy Rules and without further approval of the Court, except as may otherwise be required under this Plan, the Plan Confirmation Order or the Trust Agreement. Except as otherwise expressly provided in this Plan, the Plan Confirmation Order or the Trust Agreement, all rights or causes of action are hereby preserved and retained for enforcement solely and exclusively by and at the discretion of the Trustee.

E.       Exculpations and Releases.

To the maximum extent permitted by law, neither the Debtors, the post-petition officers and directors of the Debtors, the Liquidating Debtor, the OCUC, the OCEH, the Trustee, the Trust Board Members, nor any of their employees, officers, directors, shareholders, agents, members, representatives, or professionals employed or retained by any of them, shall have or incur liability to any person or entity for any act taken or omission made in good faith in connection with or related to the Cases or the formulation and implementation of this Plan, or a contract, instrument, release, or other agreement or document created in connection therewith, the solicitation of acceptances for or confirmation of this Plan, or the consummation and implementation of this Plan and the transactions contemplated therein; provided however, that nothing in this Exculpation and Release shall release any party other than the Debtors for actions or omissions occurring prior to the commencement of the Cases.

55

F.       Injunctions.

Subject to, and limited to, the provisions of Section XI(E) above, the Plan Confirmation Order shall enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released or terminated pursuant to this Plan. As of the Effective Date, all entities that have held, currently hold or may hold a claim or other debt or liability that is released or terminated or an interest or other right of a creditor or equity security holder that is released, terminated or extinguished pursuant to the terms of this Plan are permanently enjoined from taking any of the following actions against the Debtors, the Liquidating Debtor, the OCUC, the OCEH, the Trustee, the Trust Board Members, and any of their employees, officers, directors, shareholders, agents, members, representatives, or professionals employed or retained by any of them, or their property on account of any such released, terminated or extinguished claims, debts or liabilities or extinguished interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; and (iv) commencing or continuing any action in any manner, in any place, that does not comply with or is inconsistent with the provisions of this Plan. By accepting a distribution made pursuant to this Plan, each holder of an allowed claim and each Shareholder which receives a distribution pursuant to this Plan or the Trust Agreement shall be deemed to have specifically consented to the injunctions set forth in this Section.

G.       Exclusions to Exculpations, Releases and Injunctions Under this Plan.

Notwithstanding any language to the contrary contained in this Plan and/or the Plan Confirmation Order, no provision of this Plan or the Plan Confirmation Order shall (i) preclude the United States Securities and Exchange Commission (“SEC”) from enforcing its police or regulatory powers; or, (ii) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, causes of action, proceedings or investigations against any non-debtor person or entity in any forum.

H.       Modification of this Plan.

The Plan Proponents reserve the right to modify this Plan at any time before confirmation and seek confirmation of such modified Plan consistent with the Bankruptcy Code. The Plan Proponents may also seek to modify this Plan at any time after confirmation of this Plan but before the Effective Date so long as (1) this Plan has not been substantially consummated and (2) the Court authorizes the proposed modifications after notice and a hearing. Notwithstanding the foregoing, any modification of this Plan, whether before or after confirmation, shall require the consent of both the Debtors or the Liquidating Debtor, as the case may be, and the OCEH or the Trustee, as the case may be.

56

I.       Post-Confirmation Status Reports.

Until final decrees closing the Cases are entered, the Trustee shall file quarterly status reports with the Court explaining what progress has been made toward consummation of the confirmed Plan, and the Trustee shall pay the post-confirmation quarterly fees to the UST out of the Trust Property.

J.       Post-Confirmation Conversion/Dismissal.

A creditor or any other party in interest may bring a motion to convert or dismiss the Cases under § 1112(b) of the Bankruptcy Code after this Plan is confirmed if there is a default in performing this Plan, with the Trustee (and the Liquidating Debtor if the motion is brought before the Effective Date) reserving all rights to oppose any such motion. If the Court orders the Cases converted to chapter 7 after this Plan is confirmed, then all property that had been property of the Estates, and that has not been disbursed pursuant to this Plan, will revest in the chapter 7 estates, and the automatic stay will be reimposed upon the revested property, but only to the extent that relief from stay was not previously authorized by the Court during the Cases. The Plan Confirmation Order may also be revoked under very limited circumstances. The Court may revoke the Plan Confirmation Order if it was procured by fraud and if a party in interest brings an adversary proceeding to revoke confirmation within 180 days after the date of entry of the Plan Confirmation Order.

K.       Final Decrees.

Once the Estates have been fully administered as referred to in Bankruptcy Rule 3022, the Trustee will file a motion with the Court to obtain final decrees to close the Cases. The Trustee shall be responsible for the timely payment of all fees incurred pursuant to 28 U.S.C. § 1930(a)(6) and shall pay all such fees out of the Trust Property.

XII.       MISCELLANEOUS

A.       Severability of Plan Provisions.

In the event that, prior to the Plan Confirmation Hearing, any term or provision of this Plan is held by the Court to be invalid, void or unenforceable, the Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Plan Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

57

B.       Governing Law and Headings.

Except to the extent that the Bankruptcy Code or other federal law is applicable, the rights, duties and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California. The headings contained in this Plan are for convenience of reference only and shall not limit or otherwise affect in any way the meaning or interpretation of this Plan.

C.        Language Interpretation.

In the interpretation of this Plan, unless the context otherwise requires, references in this Plan to the singular shall be construed to include references to the plural and vice versa; words importing the singular shall be deemed to import the plural and vice versa; words denoting gender shall include all genders; references to sections, schedules, and exhibits shall mean sections, schedules, and exhibits of and to this Plan; references to part includes the whole, except where the context clearly requires otherwise “or” has the inclusive meaning represented by the phrase “and/or,” and the words “hereof,” “herein,” “hereunder,” and similar terms in this Plan refer to this Plan as a whole and not to any particular provision of this Plan.

D.       Exhibits.

All exhibits attached to this Plan are, by this reference, hereby incorporated into this Plan. The final version of all exhibits to this Plan will be substantially in the forms attached hereto or thereto. The Plan Proponents reserve the right to make non-substantive changes and corrections to such exhibits in advance of the Plan Confirmation Hearing. If any exhibits are changed or corrected, the replacement exhibits will be filed with the Court prior to the commencement of the Plan Confirmation Hearing.

E.       Notices.

All notices required or permitted to be made in accordance with this Plan shall be in writing and shall be delivered personally or by nationally recognized overnight or next-day courier service, first class mail or via facsimile with electronic confirmation of receipt as follows (but all such notices must also be provided by email as indicated below):

If to the Debtors:

Levene, Neale, Bender, Yoo & Brill L.L.P.

10250 Constellation Blvd., Suite 1700

Los Angeles, CA 90067

Email: rb@lnbyb.com

Attention: Ron Bender

If to the Equity Committee:

Dentons US LLP

601 S. Figueroa Street, Suite 2500

Los Angeles, CA 90017-5704

Email: tania.moyron@dentons.com

Attention: Tania Moyron

58

F.       Computation of Time Periods.

In computing any period of time prescribed or allowed by this Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included unless it is a Saturday, a Sunday, or a legal holiday, or, when the act to be done is the filing of a paper in the Court, a day on which weather or other conditions have made the clerk’s office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days.

G.       Defects, Omissions and Amendments.

The Plan Proponents, with the approval of the Court and without notice to all holders of claims or interests, insofar as it does not materially and adversely affect holders of claims or interests, may correct any defect, omission or inconsistency in this Plan in such manner and to such extent as may be necessary or desirable to expedite the execution of this Plan. This Plan may be altered or amended before or after the Plan Confirmation Hearing as provided in § 1127 of the Bankruptcy Code.

H.       Filing of Additional Documents.

The Plan Proponents shall file with the Court such agreements or other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

I.       Successors and Assigns.

The rights, benefits and obligations of any entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such entity.

J.        Implementation.

Upon the confirmation of this Plan and the occurrence of the Effective Date, the Debtors and the OCEH shall be authorized to take all steps and execute all documents necessary to effectuate the provisions contained in this Plan.

59

K.       Certain Actions.

By reason of entry of the Plan Confirmation Order, prior to, on or after the Effective Date (as appropriate), all matters provided for under this Plan that would otherwise require approval of the owners, stockholders, shareholders, members, directors, managers, or officers of the Debtors under this Plan, including, without limitation, (i) the distribution of cash pursuant to this Plan, (ii) the adoption, execution, delivery, and implementation of all contracts, leases, instruments, releases, and other agreements or documents related to this Plan, and (iii) the adoption, execution, and implementation of other matters provided for under this Plan involving the company or organizational structure of the Debtors, shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate), pursuant to the applicable general corporation, limited liability, or partnership law of the state in which the Debtors or the Liquidating Debtor is chartered, organized or incorporated, without any requirement of further action by the owners, stockholders, shareholders, members, directors, managers, or officers of the Debtors.

L.       Waiver of Ten (10) Day Stay.

The Plan Proponents request as part of the Plan Confirmation Order a waiver from the Court of the ten (10) day stay of Bankruptcy Rule 3020(e) and, to the extent applicable, a waiver of the ten (10) day stay of Bankruptcy Rule 6004(g).

Dated: January 12, 2018

60

Presented By:

LEVENE, NEALE, BENDER, YOO & BRILL L.L.P.

By: /s/ Ron Bender

RON BENDER

MONICA Y. KIM

KRIKOR J. MESHEFEJIAN

Attorneys for Chapter 11 Debtors and Plan Proponents

ICPW Liquidation Corporation, a California corporation, formerly known as Ironclad Performance Wear Corporation, a California corporation, and ICPW Liquidation Corporation, a Nevada corporation, formerly known as Ironclad Performance Wear Corporation, a Nevada corporation

By: ______________________________________

GEOFF GREULICH, Chief Executive Office

Presented By:

DENTONS US LLP

By: /s/ Tania M. Moyron

SAMUEL R. MAIZEL

TANIA M. MOYRON

Attorneys for Official Committee of Equity Security Holders

61

Official Committee of Equity Security Holders

By: ____________________________

SCOTT JARUS, Chairman

[1] Formerly known as Ironclad Performance Wear Corporation, a California corporation.

[2] Formerly known as Ironclad Performance Wear Corporation, a Nevada corporation.

[3] This figure was $144,198.43 in the Sale Order but was increased to $152,830.45 pursuant to an order of the Court entered on November 13, 2017, as Docket Number 207.

[4] The Debtors also paid interest to and the undisputed portion of the claims of the seven claimants whose claims the Debtors have objected to with the interest paid to that portion of the disputed claim that the Debtors have not objected to so that the Debtors will have paid all post-petition interest through December 22, 2017 in the event the Debtors prevail on all seven claims objections.

[5] The Trust will have the responsibility of preparing the 2017 and 2018 tax returns for the Debtors as well as any tax returns that the Trust itself may be required to file.

[6] For all of the reasons explained above, the Debtors expect that by the time of Plan Confirmation Hearing, all allowed administrative claims other than the remaining outstanding fees and expenses of the professionals employed in the Cases will have been paid in full by the Debtors out of the Debtors’ operating funds (other than additional taxes owing as a result of the asset sale to BBI). Also, this chart does not include any fees or expenses owing to either Craig Hallum Capital Group LLC, financial advisor to the Debtors, or to Province, Inc., financial advisor to the OCUC, because their fees and expenses have been allowed by the Court on a final basis and have already been paid in full

[7] The OCEH reserves the right to cause this Plan to be amended not to have the Escrow Agent maintain in the Trust Account the Residual Estate Funds and pay the Allowed Class 1 Claims and any allowed tax claims in the manner described above and, instead, to cause the Escrow Agent to transfer all of the Residual Estate Funds to the Trustee. The OCEH must make this decision not later than fifteen days prior to the Plan Confirmation Hearing. If the OCEH makes this election, the Plan Proponents will either file an amended version of this Plan that will address how the role that was to be handled by the Escrow Agent after the Effective Date will be handled, or the Plan Proponents will address this issue as part of the Plan Confirmation Order.

62

		FILED CLAIM				SCHEDULED CLAIM				ALLOWED CLAIM AMOUNT, NOT INCLUDING POST-PETITION INTEREST	PAYMENTS MADE POST-PETITION, INCLUDING POST-PETITION INTEREST TO THE EXTENT CLAIMANT ENTITLED TO INTEREST	REMAINING CLAIM (best case scenario)	REMAINING CLAIM (worst case scenario)	Claims Remaining as of January 9, 2017, without interest	Total Remaining Disputed Claims with Interest through February 28, 2018	Total Remaining Disputed Claims with Interest through December 31, 2018
Creditor	Case in Which Claim Filed/Scheduled	Claim Nos.	Secured	Priority	General Unsecured	Schedule "D" Secured	Schedule "E" Priority	Schedule "F" Unsecured	C/U/D
1920 Hutton Court	NV							$13,257.09		$13,257.09	$13,287.45	$0.00	$0.00	$0.00
Account Temps	CA	26			$5,662.28			$5,662.28		$5,662.28	$5,682.49	$0.00	$0.00	$0.00
Advantage Media Services	CA	4	$178,522.75					$178,522.75		$178,522.75	$178,931.56	$0.00	$0.00	$0.00
American Alternative Insurance Corporation	CA	1			$400,000.00					0	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
AML United Limited	CA							$28,330.56		$28,330.56	$28,395.44	$0.00	$0.00	$0.00
Amster, Rothstein & Ebenstein, LLP	CA	11			$11,395.96			$11,395.96		$11,395.96	$11,436.64	$0.00	$0.00	$0.00
Atmos Energy	CA							$51.98		$51.98	$52.17	$0.00	$0.00	$0.00
BDO USA, LLP	CA							$10,000.00		TBD	$0.00	$10,000.00	$10,000.00	$10,000.00	$10,063.36	$10,174.78
Ben Padnos	CA							$1,304.35		$1,304.35	$1,309.01	$0.00	$0.00	$0.00
BIC ALLIANCE	CA							$5,800.00		$5,800.00	$5,820.70	$0.00	$0.00	$0.00
BNSF	CA	15			$14,788.95			$14,788.95		$14,788.95	$14,841.74	$0.00	$0.00	$0.00
Broadridge	CA							$2,110.51		$2,110.51	$2,118.04	$0.00	$0.00	$0.00
Broussard,Ronald Roy	CA							$40,000.00		$40,000.00	$40,000.00	$0.00	$0.00	$0.00
Burkhard,Kerri	CA							$2,500.00		$2,500.00	$2,500.00	$0.00	$0.00	$0.00
Business Systems Integrators, LLC (Assigned to CRG Financial LLC)	CA							$695.00		$695.00	$697.48	$0.00	$0.00	$0.00
California Board of Equalization	CA						$600.00	$291.40		$891.40	$894.58	$0.00	$0.00	$0.00
Capital One Bank	CA							$15,471.81		TBD	$0.00	$15,471.81	$15,471.81	$15,471.81	$15,569.84	$15,742.23
Chang Bang Gloves (Hong Kong) Co., Limited	CA/NV	17,6			$1,410,219.16			$1,228,307.56		$1,245,562.50	$1,241,977.09	$6,436.78	$6,436.78	$6,436.78	$6,477.56	$6,549.28
Charles Giffen	CA							$4,402.17		TBD	$0.00	$4,402.17	$4,402.17	$4,402.17	$4,430.06	$4,479.11
Commerce Technologies, Inc.	CA							$288.10		$288.10	$289.13	$0.00	$0.00	$0.00
Custom Information Sevices	NV	5			$3,546.45			$3,546.45		$3,546.45	$3,559.11	$0.00	$0.00	$0.00
David Jacobs	CA							$5,706.52		TBD	$0.00	$5,706.52	$5,706.52	$5,706.52	$5,742.68	$5,806.26
Daylight Transport	CA							$355.09		$355.09	$356.36	$0.00	$0.00	$0.00
DESIGN GALLERY (PVT.) LTD.	CA							$12,801.60		$12,801.60	$12,830.91	$0.00	$0.00	$0.00
DESUN GARMENTS, LTD. (Assigned to CRG Financial LLC)	CA	18			$11,135.00			$7,691.75		$7,691.75	$7,709.36	$0.00	$0.00	$0.00	$0.00	$0.00
Dival Safety & Supplies	CA							$2,095.00		$2,095.00	$2,102.48	$0.00	$0.00	$0.00
DRG Strategic, LLC - Bob Goldstein	CA							$556.75		$556.75	$558.74	$0.00	$0.00	$0.00

63

DTM Sales	CA					$3,184.26	$3,184.26	$3,195.63	$0.00	$0.00	$0.00
Emmett Murphy	CA					$1,304.35	$1,304.35	$1,309.01	$0.00	$0.00	$0.00
Emslie, Mike	CA					$35,000.00	$35,000.00	$35,000.00	$0.00	$0.00	$0.00
Eshleman,Derek G	CA					$20,000.00	$20,000.00	$20,000.00	$0.00	$0.00	$0.00
Federal Insurance Company	NV	3			$14,385.50		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
FedEx	CA	24			$18,551.03	$14,795.67	$18,551.03	$18,617.25	$0.00	$0.00	$0.00
Feld,Abraham Hagen	CA					$5,000.00	$5,000.00	$5,000.00	$0.00	$0.00	$0.00
Fowler,Michael J	CA					$40,000.00	$40,000.00	$40,000.00	$0.00	$0.00	$0.00
Franchise Tax Board	CA	27		$829.28			TBD	$0.00	$0.00	TBD	TBD
Geoff Greulich	CA					$147,500.00	$147,500.00	$147,500.00	$0.00	$0.00	$0.00
Ginger Collier	CA					$797.81	$797.81	$800.66	$0.00	$0.00	$0.00
GT Graphics of Sheboygan LLC	CA, NV	10, 4			$759.07	$759.07	$759.07	$761.78	$0.00	$0.00	$0.00
Guo, Xin	CA					$10,000.00		$10,000.00	$0.00	$0.00	$0.00
Hewlett Packard	CA					$364.80	$364.80	$366.10	$364.80	$364.80	$0.00
Internal Revenue Service	CA	6	$0.00	$0.00	$0.00		TBD	$0.00	$0.00	TBD	TBD
Internal Revenue Service	NV	2		$2,000.00			TBD	$0.00	$0.00	TBD	TBD
IPFS Corporation	CA	3	$30,725.49				$12,541.02	$0.00	$12,541.02	$12,541.02	$12,541.02	$12,620.48	$12,760.22
Jaeger,Eric	CA					$40,000.00	$40,000.00	$40,000.00	$0.00	$0.00	$0.00
Jeffrey Cordes	CA	8		$12,850.00	$154,056.75		TBD	$0.00	$0.00	$166,906.75	$166,906.75	$167,964.26	$169,824.02
KA HUNG GLOVE INUSTRIAL CO. LTD.	CA					$49,957.73	$49,957.73	$50,111.48	$0.00	$0.00	$0.00
Konica Minolta Business Solutions	CA					$1,152.31	$1,152.31	$1,154.95	$0.00	$0.00	$0.00
LAB Sales Agency	CA					$54.92	$54.92	$55.12	$0.00	$0.00	$0.00
Laubert,Matthew Palmer	CA					$10,000.00	$10,000.00	$10,000.00	$0.00	$0.00	$0.00
LF Logistics	CA					$69.10	$69.10	$69.35	$0.00	$0.00	$0.00
Liaison Technologies, Inc.	CA	23			$945.00	$945.00	$945.00	$948.37	$0.00	$0.00	$0.00
Lien Shun Yang Leather Co., Ltd.	CA					$34.59	$34.59	$34.71	$0.00	$0.00	$0.00
Marshall, Russell	CA					$5,000.00	$5,000.00	$5,000.00	$0.00	$0.00	$0.00
MARUSAN - MIMASU TSHUSHO CO. LTD.	CA					$382,811.28	$382,811.28	$383,687.89	$0.00	$0.00	$0.00
Matt Pliskin	CA					$27,000.00	$27,000.00	$27,000.00	$0.00	$0.00	$0.00
Mediant	CA					$253.09	$253.09	$253.09	$0.00	$0.00	$0.00
MERCINDO GLOBAL MANUFAKTUR	CA					$453,831.81	$453,831.81	$454,882.78	$0.00	$0.00	$0.00
Metzler,Stacy Marie	CA					$7,500.00	$7,500.00	$7,500.00	$0.00	$0.00	$0.00
Michael DiGregorio	CA					$6,847.83	TBD	$0.00	$6,847.83	$6,847.83	$6,847.83	$6,891.22	$6,967.52
Morris,Chartrice Holt	CA					$7,500.00	$7,500.00	$7,500.00	$0.00	$0.00	$0.00
Nacion,Markham	CA					$18,000.00	$18,000.00	$18,000.00	$0.00	$0.00	$0.00
National Safety Council	CA					$395.00	$395.00	$396.41	$0.00	$0.00	$0.00
nChannel, Inc.	CA					$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Net Pack (Assigned to Argo Partners)	CA					$3,554.60	$3,554.60	$3,567.29	$0.00	$0.00	$0.00
Office Depot Acct 31A	CA					$317.44	$317.44	$318.57	$0.00	$0.00	$0.00
Pacific Stock Transfer Company	CA					$958.00	$958.00	$961.42	$0.00	$0.00	$0.00
Perry HVAC	CA					$1,264.09	$1,264.09	$1,268.60	$0.00	$0.00	$0.00
Pestilli & Associates	CA					$157.46	$157.46	$158.02	$0.00	$0.00	$0.00
Pitney Bowes Credit Corp.	CA					$452.99	$452.99	$454.03	$0.00	$0.00	$0.00

64

Precision Testing Laboratories (Assigned to CRG Financial LLC)	CA							$1,500.00	$1,500.00	$1,505.35	$0.00	$0.00	$0.00
Progroup Incorporated	CA	22			$1,000.00			$500.00	$1,000.00	$1,003.57	$0.00	$0.00	$0.00
PT JJ GLOVES INDO	CA							$162,917.76	$162,917.76	$163,290.83	$0.00	$0.00	$0.00
PT SEOK HWA INDONESIA	CA							$13,174.86	$13,174.86	$13,205.03	$0.00	$0.00	$0.00
PT SPORT GLOVE INDONESIA	CA							$144,238.66	$144,238.66	$144,568.96	$0.00	$0.00	$0.00
Quill Corporation	CA							$67.46	$67.46	$67.70	$0.00	$0.00	$0.00
Radians Wareham Holding, Inc.	CA, NV	20, 7	$3,464,093.28			$3,397,406.95			TBD	$5,343,988.19	$0.00	$0.00	$0.00
RD Pete Bloomer	CA							$4,350.00	TBD	$0.00	$4,350.00	$4,350.00	$4,350.00	$4,377.56	$4,426.03
Republic Services	CA							$341.10	$341.10	$342.32	$0.00	$0.00	$0.00
Resources Global Professionals	NV, CA	1			$80,767.00			$80,727.00	$80,767.00	$81,055.31	$0.00	$0.00	$0.00
Risk Consulting Partners	CA							$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Robert Steckler	CA							$1,304.35	$1,304.35	$1,309.01	$0.00	$0.00	$0.00
Russ McDonald	CA							$98.65	$98.65	$99.00	$0.00	$0.00	$0.00
Safeco Building Maintenance	CA							$646.35	$646.35	$648.66	$0.00	$0.00	$0.00
Shur-Sales & Marketing, Inc.	CA							$16,125.00	$16,125.00	$16,182.56	$0.00	$0.00	$0.00
Skadden Arps Slate Meagher & Flom LLP	CA	21			$342,141.79			$231,848.92	$342,141.79	$342,141.79	$0.00	$0.00	$0.00	$0.00	$0.00
SPS Commerce	CA							$1,022.55	$1,022.55	$1,026.20	$0.00	$0.00	$0.00
Stubbs, Alderton & Markiles, LLP	CA							$331,893.44	$206,893.44	$206,893.44	$0.00	$0.00	$0.00	$0.00	$0.00
Superior Printing, Inc.	CA							$162.23	$162.23	$162.81	$0.00	$0.00	$0.00
Synetra	CA							37,972.33	37,972.33	$38,059.28	$0.00	$0.00	$0.00
TAB Sales Soulutions	CA							$430.52	$430.52	$432.06	$0.00	$0.00	$0.00
Tamer Shiha	CA							$12,500.00	$12,500.00	$12,500.00	$0.00	$0.00	$0.00
Three Part Advisors, LLC	CA	2			$6,900.00			$6,900.00	$6,900.00	$6,924.63	$0.00	$0.00	$0.00
Three Part Advisors, LLC	CA	5			$6,900.00				$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
TRI/AUSTIN, INC	CA							$350.00	$350.00	$351.25	$0.00	$0.00	$0.00
TXU Energy	CA	9			$1,752.73			$1,430.11	$1,752.73	$1,758.99	$0.00	$0.00	$0.00
Tyco Integrated Security, LLC	CA							$279.06	$279.06	$280.06	$0.00	$0.00	$0.00
Uline	CA							$710.49	$710.49	$713.03	$0.00	$0.00	$0.00
University of Milwaukee	CA							$33,333.00	$33,333.00	$33,451.99	$0.00	$0.00	$0.00
UPS Freight	CA							$504.55	$504.55	$506.35	$0.00	$0.00	$0.00
Urena,Daniel	CA							$7,500.00	$7,500.00	$7,500.00	$0.00	$0.00	$0.00
Vane Clayton	CA							$7,630.43	TBD	$0.00	$7,630.43	$7,630.43	$7,630.43	$7,678.78	$7,763.80
Vonalman,Turner J	CA							$10,000.00	$10,000.00	$10,000.00	$0.00	$0.00	$0.00
W.W. Grainger. Inc.	CA	19			$963,708.03				$180,000.00	$180,000.00	$0.00	$783,708.03	TBD	TBD	TBD
Washington,Cheryl	CA	13			$10,000.00			$10,000.00	$10,000.00	$10,000.00	$0.00	$0.00	$0.00
Weispfenning,Daniel Walton	CA							$2,500.00	$2,500.00	$2,500.00	$0.00	$0.00	$0.00
Werner Logistics (assigned to ASM Capital V, L.P.)	CA							$7,375.00	$3,825.00	$3,838.65	$0.00	$3,550.00	$3,550.00	$3,572.49	$3,612.05
William M. Aisenberg	CA	7		$12,850.00	$116,556.75				TBD	$0.00	$0.00	$129,406.75	$129,406.75	$130,226.66	$131,668.58
Windstream	CA	14			$1,739.59			$1,739.59	$1,739.59	$1,745.80	$0.00	$0.00	$0.00
WINSPEED SPORTS SHANGHAI CO., LTD.	CA	12			$152,830.45			$144,198.43	$152,830.45	$153,180.42	$0.00	$0.00	$0.00
WONEEL MIDAS LEATHERS	CA	16			$896,382.28			$785,358.50	$810,055.88	$811,942.46	$0.00	$0.00	$0.00	$0.00	$0.00
Yellow and Roadway	CA							$12,391.41	$12,391.41	$12,435.64	$0.00	$0.00	$0.00
California Dept of Tax and Fee Administration	CA	25		$573.60					$573.60	$575.65	$0.00	$0.00	$0.00
Comptroller of Public Accounts	NV	8		$1,000.00					$1,000.00	$1,003.57	$0.00	$0.00	$0.00
Comptroller of Public Accounts	NV	9		$3,844.52	$263.72		$2,294.00		$4,108.24	$4,122.90	$0.00	$0.00	$0.00

65

DRAFT

Trust Agreement

This Trust Agreement (the “Agreement”), dated as of __________ __, 2018, is by and among ICPW Liquidation Corporation, a California corporation, formerly known as Ironclad Performance Wear Corporation, a California corporation (“ICPW California”), and ICPW Liquidation Corporation, a Nevada corporation, formerly known as Ironclad Performance Wear Corporation, a Nevada corporation (“ICPW Nevada” and collectively with ICPW California, the “Debtors”), as settlors, and ________,[1] as the trustee of the Trust referred to herein (the “Trustee”), and is executed in connection with and pursuant to the terms of the Joint Plan of Liquidation Dated January 3, 2018 (“Plan”) that was jointly proposed by the Debtors and the Official Committee of Equity Security Holders (the “OCEH”), which provides for, among other things, the establishment of a trust evidenced hereby (the “Trust”).

W I T N E S S E T H

WHEREAS, on September 8, 2017, the Debtors filed voluntary petitions pursuant to Chapter 11 of the Bankruptcy Code with the Bankruptcy Court;

WHEREAS, on February __________, 2018, the Bankruptcy Court entered its order confirming the Plan (the “Confirmation Order”);

WHEREAS, the Trust is created pursuant to the Plan;

WHEREAS, the Trust is created on behalf, and for the sole benefit, of the shareholders of ICPW Nevada (the “Shareholders” or the “Trust Beneficiaries”), as set forth in the Plan and provided herein;

WHEREAS, the Trust is established for the purpose of collecting, distributing and liquidating all of the funds and property assigned to the Trust and pursuing claims and causes of action assigned to the Trust under the Plan (the “Trust Corpus”) for the benefit of the Trust Beneficiaries in accordance with the terms of this Agreement and the Plan;

WHEREAS, the Trust shall have no objective or authority to continue or to engage in the conduct of any trade or business;

WHEREAS, the Plan provides that the Trust Beneficiaries are entitled to their applicable share of the Trust Corpus, all as described generally in the Plan;

WHEREAS, concurrently with the effectiveness of this Agreement, the Effective Date under the Plan has occurred, the Plan has become effective, and the Debtors have been conclusively deemed to have conveyed the assets of the Debtors’ estates (the “Trust Property”) to the Trust (except as specifically set forth in the Plan), and the Trustee will cause the Debtors to be dissolved pursuant to the terms of the Plan;

WHEREAS, pursuant to the Plan, the Debtors, the Trustee, and the Trust Beneficiaries are required to treat, for all federal income tax purposes, the transfer of the Trust Property to the Trust as a transfer of the Trust Property by the Debtors to the Trust Beneficiaries in satisfaction of their class 2 interests under the Plan, followed by a transfer of the Trust Property by the Trust Beneficiaries to the Trust in exchange for the beneficial interest herein, and to treat the Trust Beneficiaries as the grantors and owners of the Trust for federal income tax purposes;

66

WHEREAS, the Trust is intended to qualify as a liquidating trust for federal income tax purposes pursuant to Treasury Regulation Section 301.7701-4(d), and to be treated as a grantor trust for federal income tax purposes pursuant to Sections 671 through 679 of the Internal Revenue Code;

WHEREAS, pursuant to the Plan and the Plan Confirmation Order, the Bankruptcy Court has approved _____________ to serve as the Trustee of the Trust;

WHEREAS, pursuant to the Plan and the Plan Confirmation Order, the Bankruptcy Court has approved Scott Jarus, Ron Chez, and Patrick O’Brien to serve as the members of the Trust Board;

WHEREAS, the Bankruptcy Court shall have jurisdiction over the Trust, the Trustee, the Trust Property, including, without limitation, any claims and causes of action, as provided herein and in the Plan; and

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and in the Plan, the Debtors and the Trustee agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATIONS

1.1            Definitions.

1.1.1             “Agreement” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.1.2             “Bankruptcy Court” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.1.3             “Debtors” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.1.4             “Effective Date” shall have the meaning set forth in the Plan.

1.1.5             “Trust Property” shall mean the Trust Corpus (as defined in the Recitals to this Agreement) and shall include all of the assets assigned to the Trust under the Plan.

1.1.6             “Trust” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.1.7             “Trustee” shall mean (x) initially, the person named in the introductory paragraph to this Agreement as the Trustee, and (y) any successors or replacements duly appointed under the terms of this Agreement.

1.1.8             “Trust Beneficiaries” shall have the meaning set forth in the Recitals to this Agreement, or any successors to such Trust Beneficiaries pursuant to Section 7.6 of this Agreement.

1.1.9             “Plan” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.2            Use of Plan Definitions. All capitalized terms which are used in this Agreement and not otherwise defined herein shall have the same meaning set forth in the Plan. In the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern and control.

1.3            Certain References. Reference in this Agreement to any Section or Article is, unless otherwise specified, to such section or article under this Agreement. The words “hereof,” “herein,” and similar terms shall refer to this Agreement and not to any particular section or article of this Agreement.

67

ARTICLE II
ESTABLISHMENT, PURPOSE AND FUNDING OF Trust

2.1            Creation and Name. There is hereby created the Trust, referred to in the Plan. The Trustee may conduct the affairs of the Trust under the name of the “ICPW Nevada Trust.”

2.2       Purpose of the Trust. The Debtors and the Trustee, pursuant to the Plan and in accordance with Title 11 of the United States Code (the “Bankruptcy Code”), hereby create the Trust for the purpose of (i) collecting, distributing, liquidating and otherwise disposing of all of the funds and property in the Trust for the benefit of the Trust Beneficiaries in accordance with the terms of this Agreement and the Plan, (ii) causing all proceeds of Trust Property to be deposited into the Trust in accordance with the Plan and this Agreement, (iii) controlling, defending, prosecuting settling, and/or pursuing the resolution or litigation of all claims, rights, Transferred Claims and Causes of Action included in the Trust Property, in each such case, in accordance with the Plan and this Agreement, (iv) overseeing and, where appropriate, directly initiating actions to resolve any remaining issues regarding the allowance and payment of Disputed Claims or any other claims that require resolution, including, as necessary, initiation and/or participation in proceedings before the Bankruptcy Court, and (v) taking such actions permitted hereunder that are necessary or useful to maximize the value of the Trust including, without limitation, the borrowing of funds and the retention of employees. The activities of the Trust shall be limited to those activities set forth herein and as otherwise contemplated by the Plan. The Trustee understands and agrees that the Trust has no objective to continue or engage in the conduct of any trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust.

2.2            Transfer of Trust Property.

2.2.1             The Debtors hereby grant, release, assign, convey, transfer and deliver, for the benefit of the Trust Beneficiaries, pursuant to Sections 1123(a)(5)(B) and 1123(b)(3)(B) of the Bankruptcy Code and in accordance with the Plan and the Plan Confirmation Order, the Trust Property to the Trust for the uses and purposes as specified in this Agreement and the Plan, free and clear of any and all liens, claims, encumbrances and interests (legal, beneficial or otherwise) of all other entities to the maximum extent contemplated by and permissible under Section 1141(c) of the Bankruptcy Code. The Debtors or the Liquidating Debtor shall from time to time as and when reasonably requested by the Trustee execute and deliver or cause to be executed and delivered all such documents (in recordable form where necessary or appropriate), and the Debtors or the Liquidating Debtor shall take or cause to be taken such further action as the Trustee may reasonably deem necessary or appropriate, to vest or perfect in or confirm to the Trustee title to and possession of the Trust Property.

2.2.2             Except as expressly provided herein or as provided in the Plan Confirmation Order, in no event shall any part of the Trust Property revert to or be distributed to any of the Debtors.

2.2.3             For all federal, state and local income tax purposes, the Debtors, the Trust Beneficiaries, and the Trustee shall treat the transfer of the Trust Property to the Trust as a transfer of the Trust Property by the Debtors to the Trust Beneficiaries in satisfaction of their class 2 interests under the Plan, followed by a transfer of the Trust Property by the Trust Beneficiaries to the Trust in exchange for their beneficial interests in the Trust. Thus, the Trust Beneficiaries shall be treated as the grantors and owners of the Trust.

2.3            Securities Law. Under Section 1145 of the Bankruptcy Code, the issuance of beneficial interests in the Trust to the Trust Beneficiaries under the Plan, to the extent such interests are deemed to be “securities,” shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state and local laws requiring registration of securities. If the Trustee determines, with the advice of counsel, that the Trust is required to comply with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Trustee shall take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.

68

ARTICLE III

APPOINTMENT, DUTIES, AND POWERS OF THE TRUSTEE.

3.1       Appointment. _________ hereby acknowledges his acceptance of his appointment as the Trustee, to serve pursuant to the terms of the Plan and this Agreement, until such time as he resigns, is removed or discharged, or this Agreement and the Trust terminate as hereinafter set forth.

3.2       Trustee’s Duties. The duties, obligations, and responsibilities of the Trustee shall include, but not be limited to, the following: (a) oversee the preservation, holding, management and maximization of all Trust Property and distribute them to the Trust Beneficiaries; (b) take or not take those actions which the Trustee in his business discretion believes to be in accordance with the best interests of the Trust Beneficiaries and which actions or inactions are consistent with the Plan.

The Trustee’s responsibilities, duties and obligations are solely to the Trust Beneficiaries. The Trustee shall have an independent right and standing to request relief from the Bankruptcy Court which the Trustee believes to be in accordance with the best interests of the Trust Beneficiaries. For purposes of performing his duties and fulfilling his obligations under the Plan, this Agreement, and the Plan Confirmation Order, the Trustee shall be deemed to be a “party in interest” within the meaning of Section 1109(b) of the Bankruptcy Code and a representative of the Debtors’ bankruptcy estates under Bankruptcy Code section 1123(b)(3) and 1129(a)(5).

Within thirty (30) days following the end of each calendar quarter, the Trustee shall provide each member of the Trust Board with the actual Trust expenses paid or incurred during the preceding calendar quarter, from time to time, such other financial information the Trust Board may reasonably request.

The Trustee shall be available from time to time on reasonable notice to report to the Trust Board regarding the status of (i) the administration of the Trust, (ii) the collection and distribution of the Trust Property, and (iii) the status of all litigation. Upon reasonable request by the Trust Board, the Trustee shall promptly prepare, or cause to be prepared, such statistical data and written and oral reports as are reasonably necessary to keep the Trust Board or the Trust Beneficiaries, as the case may be, fully apprised of the condition and status of the Trust Property and any other activities of the Trust hereunder

3.3       Trustee’s Rights, Powers and Privileges and Limitations Thereto.

The Trustee’s rights, powers and privileges and the limitations thereto are set forth below in Sections 5.1 and 5.4, respectively.

ARTICLE IV
Trust BOARD

4.1            Trust Board. The initial members of the board of the Trust (the “Trust Board”) shall be Scott Jarus, Ron Chez and Patrick O’Brien (the “Trust Board Members”). The Trust Board shall make certain determinations, in accordance with this Agreement and the Plan. Approval of a majority of the Trust Board Members shall be required for the Trust Board to act, provided that the Trust Board may delegate responsibility for discrete issues or decisions to one or more of the Trust Board Members. The Trust Board shall have the rights and powers set forth herein. In the event that a Trust Board shall not continue to exist under this Agreement, all references herein to required approval or other action of such Trust Board shall be of no force or effect. The Trust Board Members, by a majority vote, shall have the right to increase or to decrease the number of the Trust Board Members.

69

4.2            Approval of the Trust Board. Notwithstanding anything in this Agreement to the contrary, the Trustee shall submit to the Trust Board for its review and prior approval the matters set forth in Section 5.4 and any other matters that the Trust Board may direct the Trustee to submit for its approval or that expressly require the approval of the Trust Board pursuant to the terms of this Agreement.

4.3            Resignation/Replacement of a Trust Board Member. In the event that a Trust Board Member resigns, the remaining Trust Board Members, along with the Trustee, shall by majority vote select a replacement to serve on the Trust Board, if they deem it advisable and practicable.

4.4            Compensation and Indemnification. Each of the Trust Board Members shall be entitled to reasonable compensation for their activities on behalf of the Trust. The terms of such compensation shall be subject to the approval of the Court on or prior to the Effective Date after notice and hearing upon the joint motion of the Plan Proponents, but shall not be subject to the limitations of § 326 of the Bankruptcy Code. Each of the Trust Board Members shall be indemnified as set forth below in Section 8.3.

4.5            Confidentiality. Each of the Trust Board Members shall, while serving as a Trust Board Member under this Agreement and for a period of twelve (12) months following the termination of this Agreement or following his removal or resignation from the Trust Board, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any entity to which any of the Trust Property relate or of which he/she has become aware in his capacity as a Trust Board Member.

ARTICLE V
ADMINISTRATION OF THE Trust

5.1            Rights, Powers and Privileges. The Trustee shall have only the rights, powers and privileges expressly provided in this Agreement and the Plan. Subject to the Trust Board’s right of advice and comment discussed herein, the Trustee shall have the power to take the actions granted in the subsections below and any powers reasonably incidental thereto, which the Trustee, in his reasonable discretion, deems necessary or appropriate to fulfill the purpose of the Trust, unless otherwise specifically limited or restricted by the Plan or this Agreement:

5.1.1             make continuing efforts to collect on, sell, or otherwise liquidate or dispose of Trust Property, and take any of the actions set forth in this Agreement without the approval of the Bankruptcy Court and free of the restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules, other than restrictions expressly imposed by the Plan, the Plan Confirmation Order or this Agreement;

5.1.2             file, initiate, analyze, investigate, compromise and settle all causes of action that are Trust Property, including all Transferred Claims and Causes of Action, which could be brought by a trustee or debtor-in-possession under the Bankruptcy Code, and prosecute or defend all appeals on behalf of any of the Debtors, as representative of the Debtors within the meaning of section 1123(b)(3)(B) of the Bankruptcy Code; provided, however, that the Trust Board must unanimously take any decision to initiate, settle or compromise any litigation in the name of the Trust or the Debtors against any former officer or director of the Debtors;

5.1.3             subject to the proviso contained in Section 5.1.2, commence and/or pursue any and all actions involving Trust Property that could arise or be asserted at any time, unless otherwise waived or relinquished in the Plan, including all Transferred Claims and Causes of Action;

5.1.4             hold legal title to any and all rights of the Debtors and the Trust Beneficiaries in or arising from the Trust Property;

70

5.1.5             subject to the proviso contained in Section 5.1.2, protect and enforce the rights to the Trust Property (including, without limitation, any and all causes of action, including the Transferred Claims and Causes of Action, that are Trust Property) vested in the Trustee by this Agreement and the Plan by any method deemed appropriate including, without limitation, by judicial proceedings or otherwise;

5.1.6             subject to the proviso contained in Section 5.1.2, compromise, adjust, arbitrate, sue on or defend, abandon, or otherwise deal with and settle, in accordance with the terms of this Agreement, claims in favor of or against the Trust;

5.1.7             exercise any and all powers granted to the Trustee by any agreements or by common law or any statute which serves to increase the extent of the powers granted to the Trustee hereunder;

5.1.8             subject to the proviso contained in Section 5.1.2, manage all litigation instituted by or against the Trust or the Trustee, and administer the Trust expenses related thereto;

5.1.9             determine and satisfy any and all liabilities created or incurred by the Trust;

5.1.10         administer the Stock Incentive Plan;

5.1.11         effectuate the wind down and ultimate dissolution of the Debtors as legal entities;

5.1.12         address any outstanding issues with the SEC;

5.1.13         file, if necessary, any and all tax and information returns with respect to the Trust and pay taxes properly payable by the Trust, if any;

5.1.14         request any appropriate tax determination with respect to the Trust;

5.1.15         in reliance upon the official claims register maintained in the Debtors’ chapter 11 cases, maintain on the Trustee’s books and records a schedule evidencing the beneficial interest herein held by each of the Trust Beneficiaries;

5.1.16         make timely distributions to the Trust Beneficiaries of Trust Property in accordance with this Agreement;

5.1.17         open and maintain bank accounts on behalf of or in the name of the Trust;

5.1.18         make all tax withholdings, file tax information returns, make tax elections by and on behalf of the Trust and file returns for the Trust;

5.1.19         establish such reserves for, among other things, payment of taxes, assessments, Trustee’s fees and professional fees and other expenses of administration of the Trust as the Trustee deems to be necessary and appropriate for the proper operation of matters incident to the Trust;

5.1.20         pay all expenses and make all other payments relating to the Trust Property and the administration of the Trust;

5.1.21         retain and pay third parties pursuant to Section 5.2 hereof;

5.1.22         obtain insurance coverage or a bond with respect to the liabilities and obligations of the Trustee and the Trust Board Members under this Agreement (in the form of an errors and omissions policy or otherwise) and use Trust Property to obtain and maintain the same;

71

5.1.23         employ and compensate professionals as the Trustee deems necessary and appropriate;

5.1.24         pay post-Effective Date quarterly fees to the U.S. Trustee;

5.1.25         prepare and file post-confirmation quarterly reports with the U.S. Trustee and post-confirmation status reports with the Bankruptcy Court as required;

5.1.26         all powers provided under the Plan to the Trustee;

5.1.27         invest any moneys held as part of the Trust Property in accordance with the terms of Section 5.3 hereof; and

5.1.28         terminate the Trust consistent with the terms of this Agreement and the Plan and not unduly prolong the duration of the Trust.

5.2            Agents and Professionals. The Trustee may, but shall not be required to, consult with and retain attorneys, accountants, appraisers, or other parties deemed by the Trustee to have qualifications necessary to assist in the proper administration of the Trust. The Trustee may pay the reasonable salaries, fees and expenses of such persons (including himself), including contingency fees, out of the Trust Property in the ordinary course to the extent permitted herein.

5.3            Investment and Safekeeping of Trust Property. All moneys and other Trust Property received by the Trustee shall, until distributed or paid over as herein provided, be held in the Trust for the benefit of the Trust Beneficiaries, but need not be segregated from other Trust Property, unless and to the extent required by law or the Plan. The Trustee shall be under no liability for interest or producing income on any moneys received by the Trust and held for distribution or payment to the Trust Beneficiaries, except as such interest shall actually be received by the Trustee. Investments of any moneys held by the Trustee shall be administered in view of the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs. For the removal of doubt, the investment powers of the Trustee, other than those reasonably necessary to maintain the value of the Trust Property and to further the liquidating purpose of the Trust, are limited to powers to invest in demand and time deposits, such as short-term certificates of deposits, in banks or other savings institutions, or other temporary, liquid investments, such as treasury bills.

5.4            Limitations on Trustee and Payment of Fees. The Trustee shall not at any time, on behalf of the Trust or Trust Beneficiaries: (i) enter into or engage in any trade or business, and no part of the Trust Property or the proceeds, revenue or income therefrom shall be used or disposed of by the Trust in furtherance of any trade or business, or (ii) except as provided below, reinvest any Trust Property.

In the event of (a) compromises of pending litigation, (b) sales, transfers or abandonment of property with a value of more than $50,000, or (c) claim settlements in which the amount conceded to be due and owing by the Trustee exceeds $100,000, the Trustee shall (i) obtain the approval of the Trust Board of the intended action, and (ii) file with the Bankruptcy Court and serve upon the Office of the United States Trustee and any other party filing a request for special notice after the Plan’s Effective Date a notice of intended action describing the Trustee’s intended course of action and the justifications therefor, and providing a 10-day period from the date of such notice for the filing of an objection and request for hearing on the same. In the absence of any objection and request for hearing, the Trustee shall be free to take the action described in the notice without further order of the Bankruptcy Court. If an objection and request for hearing is filed, the Trustee will give at least 7 days’ notice of the hearing date obtained from the Bankruptcy Court. Additionally, in all such matters the Trustee shall look to the Trust Board for advice and comment prior to filing any notice of intended action.

72

5.4.1             Trustee’s Fees. The Trustee and any of his professionals shall prepare monthly an invoice detailing hours, rate, employee and tasks performed and submit a copy of the monthly invoice via email to the Trust Board in order to consult with them and obtain their comments, if any. A majority of the Trust Board shall have ten days from the receipt of the invoice to object in writing to the payment of the Trustee’s fees/expenses and the fees/expenses of any professionals retained by the Trustee stating in writing the reason for the objection in detail. If there is no timely objection to any such fees and expenses, the Trustee can pay the monthly invoice immediately out of the Trust Property. If there is a timely objection, the Trustee has five days to consult with the Trust Board and if they cannot resolve the objection, the Trustee can file a notice with the Bankruptcy Court setting a hearing for the Bankruptcy Court to determine whether to allow any such disputed fees/expenses. Any such hearing shall not be on less than seven days’ notice.

5.4.2             The Trustee may invest funds held in the Trust consistent with the requirements of this Agreement and the prudent person standard of care, provided that the Trustee shall have no liability in the event of insolvency of any financial institution in which he/she has invested any funds of the Trust to the extent such institution, is on the list of approved depositories by the United States Trustee.

5.4.3             The Trustee shall hold, collect, conserve, protect and administer the Trust in accordance with the provisions of this Agreement and the Plan, and pay and distribute amounts as set forth herein for the purposes set forth in this Agreement. Any determination by the Trustee as to what actions are in the best interests of the Trust shall be determinative, except to the extent this Agreement requires Trustee to obtain the prior approval of, or to consult with, the Trust Board.

5.5            Bankruptcy Court Approval of Trustee Actions. Except as provided in the Plan or otherwise specified in this Agreement, the Trustee need not obtain the approval of the Bankruptcy Court in the exercise of any power, rights, or discretion conferred hereunder or account to the Bankruptcy Court. The Trustee shall exercise his business judgment for the benefit of the Trust Beneficiaries in order to maximize the value of the Trust Property and distributions, giving due regard to the cost, risk, and delay of any course of action. Notwithstanding the foregoing, the Trustee shall have the right to submit to the Bankruptcy Court any question or questions regarding which the Trustee may desire to have explicit direction and/or approval of the Bankruptcy Court with respect to the Trust Property, the Trust, this Agreement, the Plan, or the Debtors. The Trustee also shall have the authority, but not the obligation, to seek Bankruptcy Court approval to sell any Trust Property free and clear of any and all liens, claims and encumbrances.

5.6            Valuation of Trust Property. The Trustee shall make best efforts to understand and apprise the Trust Beneficiaries of the fair market value of the Trust Property. The valuation shall be used consistently by all parties (including the Trustee and Trust Beneficiaries) for all federal income tax purposes. Any dispute regarding the valuation of Trust Property shall be resolved by the Bankruptcy Court.

ARTICLE VI
DISTRIBUTIONS FROM THE Trust

6.1            Distributions. The Trustee shall distribute at least annually to the Trust Beneficiaries all net cash income plus all net cash proceeds from the liquidation of Trust Property; provided, however, that the Trustee shall maintain at all times adequate cash or marketable securities as reserves as may be reasonably necessary to maintain the value of the Trust Property, satisfy projected expenses and to meet claims and contingent liabilities of the Trust. . The Trustee shall consult with the Trust Board as to the amounts of any reserve, and subject to Section 5.5 of this Agreement may request the Bankruptcy Court to to resolve any dispute regarding the adequacy of reserves.

6.2            Pro Rata Share of Distributions. Each of the Trust Beneficiaries shall receive its share or pro rata share (as applicable) of any and all distributions made by the Trustee. The Trustee may withhold from amounts distributable to any Trust Beneficiary any and all amounts, determined in the Trustee’s reasonable sole discretion to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

73

6.3            Delivery of Distributions. All distributions to be made to the Trust Beneficiaries shall be made by the Trustee to the best known address of the Trust Beneficiaries.

6.4            Undelivered Property. Any Shareholder which fails to claim any cash within 180 days from the date upon which a distribution is first made to such entity shall forfeit all rights to any distribution under the Plan, and shall not be subject to the unclaimed property or escheat laws of any governmental unit. Upon forfeiture, such cash (including interest thereon) shall be made available for re-distribution to all Shareholders. Shareholders or holders of Allowed Claims under the Plan who fail to claim cash shall forfeit their rights thereto and shall have no claim whatsoever against the Liquidating Debtor and/or the Trustee, as applicable, or any holder of an Allowed Claim or interest to whom distributions are made under the Plan, provided, however, that the Trustee may, but is not required to undertake reasonable efforts, in its business judgment, to locate Shareholders whose distributions are returned as undeliverable or whose checks are not timely cashed.

6.5            De Minimis Distributions. No distribution shall be required to be made hereunder to any Trust Beneficiary unless such distribution will amount to at least $25.00. Any Trust Beneficiary on account of which the amount of cash to be distributed pursuant to any distribution from the Trust is less than $25.00 shall be deemed to have no claim for such distribution against the Debtors, the Trust, the Trustee or the Trust Property. Subject to Section 6.4 of this Agreement, any cash not distributed pursuant to this Section 6.5 shall be the property of the Trust free of any restrictions thereon.

6.6            Payments Limited to Trust Property. All payments to be made by the Trustee to or for the benefit of any Trust Beneficiary shall be made only to the extent that the Trustee has sufficient reserves to make such payments in accordance with this Agreement and the Plan. Each Trust Beneficiary shall have recourse only to the Trust Property for distribution under this Agreement and the Plan.

6.7            Fees and Expenses.

6.7.1             Subject to the limitations set forth herein and in the Plan, the Trustee shall pay and/or reserve for the operating and administrative expenses of the Trust before approving distributions to or for the benefit of the Trust Beneficiaries.

6.7.2             The Trustee shall satisfy any fees and expenses of the Trust with Trust Property.

6.8            Priority of Distributions. Any recovery by the Trust on account of the Trust Property shall be applied in the following order:

(i)                 first, to pay and/or reserve for any unpaid or reasonably anticipated costs and expenses of the Trust, including, without limitation, reasonable professional fees and expenses and court costs;

(ii)              second, distributed to the Trust Beneficiaries in accordance with this Agreement and the Plan.

6.9            Compliance with Laws. Any and all distributions of Trust Property shall be in compliance with applicable laws, including, but not limited to, applicable federal and state securities laws.

74

ARTICLE VII
TRUST BENEFICIARIES

7.1            Identification of the Trust Beneficiaries. Each of the Trust Beneficiaries shall be recorded and set forth in a schedule (the “Schedule”) maintained by the Trustee expressly for such purpose based upon the record holders of stock of ICPW Nevada on the later of (i) the date on which the Plan confirmation hearing is held (which is expected to be on February 12, 2018 – the “Plan Confirmation Hearing”), (ii) the date on which the Court enters an order confirming the Plan, and (iii) such other date not less than two days after FINRA has agreed to halt trading in shares of ICPW Nevada (the “Record Date”). As set forth in the Plan, the Debtors, with the full support of OECH, will advise FINRA of the proposed Record Date not less than ten (10) days in advance of such date. As set forth in the Plan, all of the outstanding shares of common stock of ICPW Nevada (the “Common Stock”) existing on the Effective Date will be cancelled, and the record holders who owned shares of Common Stock on the Record Date will become holders of non-transferable beneficial interests in the Trust in exchange for those shares. In order to determine the actual names and addresses of the Trust Beneficiaries, the Trustee may either (i) rely upon the Schedule, or (ii) deliver a notice to the Trust Beneficiaries. Such notice will include a form for each Trust Beneficiary to complete in order to be properly registered as a Trust Beneficiary and be eligible for distributions under the Trust.

7.2            Beneficial Interest Only. The ownership of a beneficial interest in the Trust shall not entitle any Trust Beneficiary or the Debtors to any title in or to the Trust Property or to any right to call for a partition or division of such Trust Property or to require an accounting, except as specifically provided herein.

7.3            Ownership of Beneficial Interests Hereunder. Subject to the requirements and limitations of this Agreement, each Trust Beneficiary shall own a beneficial interest in the Trust equal in proportion to such Trust Beneficiary’s pro rata share of the stock of ICPW Nevada owned by such Trust Beneficiary.

7.4            Evidence of Beneficial Interest. Ownership of a beneficial interest in the Trust shall not be evidenced by any certificate, security, or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Trust by the Trustee, including the Schedule.

7.5            Conflicting Claims. If any conflicting claims or demands are made or asserted with respect to a beneficial interest, the Trustee shall be entitled, at its sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustee may elect to make no payment or distribution with respect to the beneficial interest represented by the claims or demands involved, or any part thereof, and the Trustee shall refer such conflicting claims or demands to the Bankruptcy Court, which shall have exclusive jurisdiction over resolution of such conflicting claims or demands. In so doing, the Trustee shall not be or become liable to any party for his refusal to comply with any of such conflicting claims or demands. The Trustee shall be entitled to refuse to act until either (a) the rights of the adverse claimants have been adjudicated by a final order or (b) all differences have been resolved by a written agreement among all of such parties and the Trustee, which agreement shall include a complete release of the Trust and the Trustee (the occurrence of either (a) or (b) being referred to as a “Dispute Resolution” in this Section 7.5). Until a Dispute Resolution is reached with respect to such conflicting claims or demands, the Trustee shall hold in a segregated interest-bearing account with a United States financial institution any payments or distributions from the Trust to be made with respect to the Beneficial Interest at issue. Promptly after a Dispute Resolution is reached, the Trustee shall transfer the payments and distributions, if any, held in the segregated account, together with any interest and income generated thereon, in accordance with the terms of such Dispute Resolution.

7.6            Limitation on Transferability. It is understood and agreed that the beneficial interests in the Trust shall not be assignable, other than by operation of law.

75

ARTICLE VIII
THIRD PARTY RIGHTS, LIMITATION OF LIABILITY AND INDEMNITY

8.1            Parties Dealing With the Trustee. In the absence of actual knowledge to the contrary, any person dealing with the Trust or the Trustee shall be entitled to rely on the authority of the Trustee or any of the Trustee’s agents to act in connection with the Trust Property. No person or entity dealing with the Trustee shall have any obligation to inquire into the validity or expediency or propriety of any transaction by the Trustee or any agent of the Trustee.

8.2            Trustee’s Liability. In exercising the rights granted herein, the Trustee shall exercise his best judgment to the end that the affairs of the Trust shall be properly managed and the interests of all the Trust Beneficiaries and the Debtors are safeguarded.

8.3            Indemnity. The Trustee, the members of the Trust Board (other than with respect to expenses of counsel for the individual members), and each of their respective agents, employees, officers, directors, professionals, attorneys, accountants, advisors, representatives and principals (collectively, the “Indemnified Parties”) shall be indemnified and held harmless by the Trust, to the fullest extent permitted by law, solely from the Trust Property for any losses, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees, disbursements and related expenses which the Indemnified Parties may, incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought or threatened against one or more of the Indemnified Parties on account of the acts or omissions of an Indemnified Party solely in its capacity as such; provided, however, that the Trust shall not be liable to indemnify any Indemnified Party for any act or omission constituting bad faith, fraud or willful misconduct by such Indemnified Party. Notwithstanding any provision herein to the contrary, the Indemnified Parties shall be entitled to obtain advances from the Trust to cover their reasonable expenses of defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Indemnified Party in its capacity as such; provided, however that the Indemnified Parties receiving such advances shall repay the amounts so advanced to the Trust upon the entry of a Final Order finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this Section 8.3. The foregoing indemnity in respect of any Indemnified Party shall survive the termination of such Indemnified Party from the capacity for which it is indemnified.

ARTICLE IX
SELECTION, REMOVAL AND COMPENSATION OF TrustEE

9.1            Initial Trustee. The Trustee shall be _______.

9.2            Term of Service. The Trustee shall serve until (a) the completion of all the Trustee’s duties, responsibilities and obligations under this Agreement and the Plan; (b) termination of the Trustee in accordance with this Agreement; or (c) the Trustee’s death, resignation or removal.

9.3            Removal of a Trustee. Any person serving as the Trustee may be removed, with or without cause, by the Trust Board. The removal shall be effective on the date specified in such action by the Trust Board, subject to the payment of all amounts owing to the Trustee as of such date. Additionally, any person serving as Trustee may be removed at any time by an order of the Bankruptcy Court on notice to the Trustee and the Trust Board, and a determination by the Bankruptcy Court that such removal is appropriate upon a showing of good cause. The removal shall be effective on the date specified in the order. In the event of any removal, the Trustee shall render to the Trust Board a full and complete accounting of monies and Trust Property received, disbursed, and held during the term of office of that Trustee.

9.4            Resignation of Trustee. The Trustee may resign at any time by giving the Trust Board at least ninety (90) days written notice of his intention to do so. In the event of a resignation, the resigning Trustee shall render to the Trust Board a full and complete accounting of monies and Trust Property received, disbursed, and held during the term of office of that Trustee. The resignation shall be effective on the later to occur of: (i) the date specified in the notice; or (ii) the appointment of a successor Trustee by the Trust Board and the acceptance by such successor of such appointment; provided, that if a successor Trustee is not appointed or does not accept his/her appointment within ninety (90) days following delivery of notice of resignation, the resigning Trustee may petition the Bankruptcy Court for the appointment of a successor Trustee.

76

9.5            Appointment of Successor Trustee. Upon the resignation, death, incapacity, or removal of the Trustee, the Trust Board shall nominate a successor Trustee to fill the vacancy so created, which successor Trustee appointment shall be subject to the approval by the Bankruptcy Court. Any successor Trustee so appointed shall consent to and accept in writing the terms of this Agreement and agrees that the provisions of this Agreement and the Plan shall be binding upon and inure to the benefit of the successor Trustee.

9.6            Powers and Duties of Successor Trustee. A successor Trustee shall have all the rights, privileges, powers, and duties of his/her predecessor under this Agreement and the Plan. Notwithstanding anything to the contrary herein, a removed or resigning Trustee shall, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee under the Trust Agreement all the estates, properties, rights, powers, and trusts of such predecessor Trustee.

9.7            Trust Continuance. The death, resignation or removal of the Trustee shall not terminate the Trust or revoke any existing agency created pursuant to this Agreement or invalidate any action theretofore taken by the Trustee. In the event that a successor Trustee is not appointed within thirty (30) days of when required under this Agreement, any Trust Beneficiary may apply to the Bankruptcy Court for appointment of a successor Trustee upon notice to the Trust Board.

9.8            Compensation and Costs of Administration. The Trustee shall be entitled to receive fair and reasonable compensation for his services, subject to Section 5.4 of this Agreement and the limitations of any order of the Bankruptcy Court setting forth the terms and conditions of Trustee compensation. Each of the Trust Board Members shall be entitled to reasonable compensation for their activities on behalf of the Trust as costs of administration as provided by Section 4.4 of this Agreement.

9.9            Annual Reporting and Filing Requirements.

9.9.1             Within 60 days after the end of each calendar year, the Trustee shall furnish a report to the Trust Board of all Trust Property received by the Trust, all Trust Property disbursed to Trust Beneficiaries, all Trust Property disbursed for professional fees and costs of administering the Trust (including compensation paid to the Trustee), and all Trust Property held by the Trust during the preceding calendar year. The Trustee’s report will be available and provided to any Trust Beneficiary upon written request.

9.9.2             The Trustee shall file tax returns for the Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) and any other applicable laws or regulations, and shall furnish information statements to the Trust Beneficiaries setting forth their allocable share of the income, loss, deduction or credit of the Trust and instruct them to report such items on their federal income tax returns. The Trustee may withhold from amounts distributable to any Trust Beneficiary any and all amounts, determined in the Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement. The Trustee shall have the right to employ an accountant and any other professionals needed to assist the Trustee for this purpose.

9.9.3             The tax returns filed by the Trustee shall report all Trust earnings for the taxable year being reported.

9.9.4             All of the Trust's income shall be treated as subject to tax on a current basis. For federal income tax purposes, items of income, gain, loss, and deduction of the Trust will be allocated to the Trust Beneficiaries in a manner, to be determined by the Trustee, that is consistent with applicable Treasury Regulations and that reflects the Trust Beneficiaries' respective contributions and their respective interests in the interim and final distributions to be made by the Trust, and such Trust Beneficiaries shall be responsible for the payment of taxes on a current basis that result from such allocations.

77

9.10        Confidentiality. The Trustee shall, while serving as Trustee under this Agreement and for a period of twelve (12) months following the termination of this Agreement or following his removal or resignation hereunder, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any entity to which any of the Trust Property relate or of which he/she has become aware in his capacity as Trustee.

ARTICLE X
MAINTENANCE OF RECORDS

10.1        The Trustee shall maintain books and records containing a description of all property from time to time constituting the Trust Property and an accounting of all receipts and disbursements. Upon 60 days’ prior written notice delivered to the Trustee, said books and records shall be open to inspection by any Trust Beneficiary at any reasonable time during normal business hours; provided that, if so requested, such Trust Beneficiary shall have entered into a confidentiality agreement satisfactory in form and substance to the Trustee. The Trustee shall furnish to any Trust Beneficiary upon written request an annual statement of receipts and disbursements of the Trust. Such books and records may be destroyed without further notice to parties or approval of the Bankruptcy Court five (5) years after the final report to the Bankruptcy Court has been rendered by the Trustee (unless such records and documents are necessary to fulfill the Trustee’s obligations pursuant to this Agreement).

ARTICLE XI
DURATION OF Trust

11.1        Duration. The Trust shall become effective upon the Effective Date of the Plan. Thereupon, this Agreement shall remain and continue in full force and effect until the Trust is terminated in accordance with the provisions of this Agreement and the Plan.

11.2        Termination of the Trust. The Trust (and the duties, responsibilities and powers of the Trustee) shall terminate on the later of (a) the date which is 5 years after the Effective Date; and (b) the date when full resolution of all Trust Property transferred to the Trust have occurred, including distribution of the Trust Property and the net proceeds thereof, in accordance with the Plan and this Agreement, provided however, that for cause the Trustee may seek earlier termination of the Trust upon application to the Bankruptcy Court. The Trustee shall not unduly prolong the duration of the Trust and, subject to the proviso contained in Section 5.1.2 of this Agreement, shall at all times endeavor to resolve, settle, or otherwise dispose of all claims that constitute Trust Property and to effect the distribution of the Trust Property to the Trust Beneficiaries in accordance with the Plan and terminate the Trust as soon as practicable. Upon such termination, except as set forth in Section 11.3 below, the Trustee shall be discharged from his position as Trustee and from all further duties, obligations and responsibilities under the Plan.

11.3        Continuance of Trust for Winding Up. After the termination of the Trust and for the purpose of liquidating and winding up the affairs of the Trust, the Trustee shall continue to act as such until his duties have been fully performed, including, without limitation, such post-distribution tasks as necessary to windup the affairs of the Trust. After the termination of the Trust, the Trustee shall retain for a period of five (5) years the books, records, Beneficiary lists, and certificates and other documents and files which shall have been delivered to or created by the Trustee. At the Trustee’s discretion, all of such records and documents may, but need not, be destroyed at any time after five (5) years from the completion and winding up of the affairs of the Trust. Except as otherwise specifically provided herein, upon the discharge of all liabilities of the Trust and final distribution of the Trust, the Trustee shall have no further duties or obligations hereunder. The Trustee may pay in advance from the Trust Property all costs of document management.

78

ARTICLE XII
MISCELLANEOUS

12.1        Preservation of Privilege. In connection with the rights, claims, and causes of action that constitute the Trust Property, any attorney-client privilege, work product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Trust pursuant to the terms of the Plan or otherwise shall vest in the Trustee and his representatives, and the Debtors, the Liquidating Debtor, and the Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges, as necessary.

12.2        Notices. Any notice or other communication which may be or is required to be given, served, or sent to the Trustee or the Trust Board, as applicable, shall be in writing and shall be sent by Federal Express and email, or transmitted by hand delivery, addressed as follows:

If to the Trustee:

_________

With a copy to:

Dentons US LLP

601 South Figueroa Street, Suite 2500

Los Angeles, California 90017-5704

Telephone: (213) 623-9300; Facsimile: (213) 623-9924

Attn: Samuel R. Maizel/Tania M. Moyron

Email: samuel.maizel@dentons.com; tania.moyron@dentons.com

If to the Trust Board:

Attn: Scott Jarus

938 Duncan Avenue

Manhattan Beach, CA 90266

Email: scott.jarus@verizon.net

With a copy to:

Dentons US LLP

601 South Figueroa Street, Suite 2500

Los Angeles, California 90017-5704

Telephone: (213) 623-9300; Facsimile: (213) 623-9924

Attn: Samuel R. Maizel/Tania Moyron

Email: samuel.maizel@dentons.com; tania.moyron@dentons.com

12.3        No Bond. Notwithstanding any state law to the contrary, the Trustee (including any successor) shall be exempt from giving any bond or other security in any jurisdiction.

12.4        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of law.

12.5        Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

79

12.6        Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or understanding of this Agreement or any provision hereof.

12.7        No Execution. All Trust Property shall be deemed in custodia legis until such times as the Trust Property has actually been paid to or for the benefit of a Beneficiary, and no Beneficiary or any other Person can execute upon, garnish or attach the Trust Property or the Trust in any manner or compel payment from the Trust except by an order of the Bankruptcy Court that becomes a final order. Payment will be solely governed by this Agreement and the Plan.

12.8        Intention of Parties to Establish Grantor Trust. This Agreement is intended to create a grantor trust for United States federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a grantor trust.

12.9        Amendment. This Agreement may be amended at any time by written agreement of the majority of the Trust Board Members, or by order of the Bankruptcy Court after motion by the Trustee.

12.10    Severability. If any term, provision covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

12.11    Counterparts and Facsimile Signatures. This Agreement (or any amendment thereto) may be executed in counterparts and a facsimile or other electronic form of signature shall be of the same force and effect as an original.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

ICPW NEVADA, INC.

By:_________________________________

Name: L. Geoffrey Greulich

Title: President and Chief Executive Officer

TRUSTEE

By:_________________________________

Name: ________________________

[1] Trustee to be named in the Confirmation Order.

80